                                                                     Exhibit 2

                          AGREEMENT AND PLAN OF MERGER

                                     among

                        THE AMERICAS GROWTH FUND, INC.,

                            AGF MERGER CORPORATION,

                  ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.,

                                  SLAV STEIN,

                                 ROMAN BRISKIN,

                                      and

                               LEONARD J. SOKOLOW





                           Dated as of July 15, 1996

                               TABLE OF CONTENTS

                                   ARTICLE I
                                  DEFINITIONS

1.1     "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.2     "Business Day" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.3     "Control"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.4     "Code"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.5     "Effective Time"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.6     "Encumbrance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.7     "Environmental Laws"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.8     "Exchange Act"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.9     "Exchange Ratio"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.10    "Governmental Authority"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.11    "Governmental Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.12    "Intellectual Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.13    "Material Adverse Effect"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.14    "Opt-Out Time" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.15    "Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.16    "Receivables"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.17    "Securities Act"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.18    "Subsidiary"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.19    "Surviving Corporation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                   ARTICLE II
                                   THE MERGER

2.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.2     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.3     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.4     Effect of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.5     Articles of Incorporation; By-Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                  ARTICLE III
             CONVERSION OF SECURITIES AND EXCHANGE OF CERTIFICATES

3.1     Conversion of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
3.2     Exchange of Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
3.3     Stock Transfer Books   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
3.4     Stock Options, Warrants and Other Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
3.5     Issuance of AGF Warrants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
3.6     Acquisition of AESP Germany and AESP Sweden  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7


                               TABLE OF CONTENTS

                                   ARTICLE I
                                  DEFINITIONS

1.1     "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.2     "Business Day" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.3     "Control"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.4     "Code"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.5     "Effective Time"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.6     "Encumbrance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.7     "Environmental Laws"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.8     "Exchange Act"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.9     "Exchange Ratio"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.10    "Governmental Authority"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.11    "Governmental Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.12    "Intellectual Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.13    "Material Adverse Effect"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.14    "Opt-Out Time" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.15    "Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.16    "Receivables"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.17    "Securities Act"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.18    "Subsidiary"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.19    "Surviving Corporation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                   ARTICLE II
                                   THE MERGER

2.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.2     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.3     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.4     Effect of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.5     Articles of Incorporation; By-Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                  ARTICLE III
             CONVERSION OF SECURITIES AND EXCHANGE OF CERTIFICATES

3.1     Conversion of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
3.2     Exchange of Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
3.3     Stock Transfer Books   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
3.4     Stock Options, Warrants and Other Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
3.5     Issuance of AGF Warrants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
3.6     Acquisition of AESP Germany and AESP Sweden  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                    OF AESP

4.1     Organization and Qualification; Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
4.2     Articles of Incorporation and By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
4.3     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
4.4     Authority of each AESP Entity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
4.5     No Conflict; Required Filings and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
4.6     Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
4.7     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
4.8     Absence of Certain Changes or Events   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
4.9     Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
4.10    Employee Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
4.11    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
4.12    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
4.13    Material Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
4.14    Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
4.15    Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
4.16    Environmental Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
4.17    Conduct of Business in the Ordinary Course   . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
4.18    Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
4.19    Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
4.20    Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
4.21    Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
4.22    Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
4.23    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
4.24    Eligible Portfolio Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
4.25    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                     OF AGF

5.1     Organization and Qualification; Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
5.2     Articles of Incorporation and By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
5.3     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
5.4     Authority of AGF and AGFMC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
5.5     No Conflict; Required Filings and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
5.6     Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
5.7     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
5.8     Absence of Certain Changes or Events   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
5.9     Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
5.10    Employee Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

5.11    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
5.12    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
5.13    Material Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
5.14    Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
5.15    Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
5.16    Environmental Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
5.17    Conduct of Business in the Ordinary Course   . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
5.18    Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
5.19    Subsidiaries and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
5.20    Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
5.21    Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
5.22    Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
5.23    SEC Filings; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
5.24    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
5.25    Tallard Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
5.26    Vote Required for Approval of Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
5.27    Cash or Cash Equivalents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
5.28    Compliance with 1940 Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
5.29    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28

                                   ARTICLE VI
                    CONDUCT OF BUSINESSES PENDING THE MERGER

6.1     Conduct of Respective Businesses by AESP
        and AGF Pending the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
6.2     Examples   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
6.3     Exclusivity; Fiduciary Duty of AGF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

                                  ARTICLE VII
                              ADDITIONAL COVENANTS

7.1     Access to Information; Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
7.2     Directors' and Officers' Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
7.3     Consulting Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
7.4     Non-Compete Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
7.5     Severance Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
7.6     Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
7.7     Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
7.8     Loan from AESP Stockholders to AESP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
7.9     Loan to AESP   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
7.10    Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
7.11    Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
7.12    Registration Statement; Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
7.13    Stockholders' Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
7.14    AESP Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
7.15    Stock Option Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35




7.16    Public Relations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
7.17    Lock-Up Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
7.18    Further Actions; Reasonable Best Efforts   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
7.19    Debt Instruments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
7.20    Public Announcements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
7.21    Transactions with Significant Stockholder
        After the Effective Time   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
7.22    Continued Exchange Act Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
7.23    Use of Merged Working Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37

                                  ARTICLE VIII
                               CLOSING CONDITIONS

8.1     Conditions to Obligations of Each Party
        to Effect the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
8.2     Additional Conditions to Obligations of AGF  . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
8.3     Additional Conditions to Obligations of AESP   . . . . . . . . . . . . . . . . . . . . . . . . . .    39

                                   ARTICLE IX
                             DELIVERIES AT CLOSING

9.1     Deliveries by AGF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
9.2     Deliveries by AESP   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40

                                   ARTICLE X
                       TERMINATION, AMENDMENT AND WAIVER

10.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
10.2    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
10.3    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
10.4    Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
10.5    Fees, Expenses and Other Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42

                                   ARTICLE XI
                               GENERAL PROVISIONS

11.1    Effectiveness of Representations,  Warranties and Agreements . . . . . . . . . . . . . . . . . . .    43
11.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
11.3    Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
11.4    Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
11.5    Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
11.6    Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
11.7    Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
11.8    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
11.9    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44

                                                                 v

                                LIST OF EXHIBITS


Exhibit No.       Description
- -----------       -----------

3.5(b)            Form of Mahoney and Sokolow Warrants
3.5(c)            Form of Cohen, Engelmann, Villamil and Winter Warrants
7.3               Form of Consulting Agreement
7.4               Form of Non-Compete Agreement
7.5               Form of Severance Agreement
7.6               Form of Employment Agreements
7.8               Form of Convertible Note
7.9               Form of Note

                                LIST OF SCHEDULES


Schedule No.      Description
- ------------      -----------

4.3               Capitalization - AESP
4.5               Required Filings and Consents - AESP
4.7               Financial Statements - AESP
4.8               Absence of Certain Changes and Events - AESP
4.9               Absence of Litigation - AESP
4.12(a)           Taxes - AESP
4.12(b)           Taxes - AESP
4.12(e)           Taxes - AESP
4.13(a)           Material Contracts - AESP
4.15              Receivables - AESP
4.16              Environmental Compliance - AESP
4.17              Conduct of Business in the Ordinary Course - AESP
4.19              Affiliates - AESP
4.20              Real Property - AESP
4.21              Assets - AESP
4.23              Brokers - AESP
5.3               Capitalization - AGF
5.7(b)            Financial Statements - AGF
5.8               Absence of Certain Changes and Events - AGF
5.10              Employee Benefit Plans - AESP
5.11              Intellectual Property - AGF
5.13(a)           Material Contracts - AGF
5.13(b)           Material Contracts Exceptions - AGF
5.19              Subsidiaries and Affiliates - AGF
5.20              Real Property - AGF
5.24              Brokers - AGF
5.27              Cash or Cash Equivalents
6.2               Examples
6.2(f)            Examples
6.2(g)            Examples

         AGREEMENT AND PLAN OF MERGER, dated as of July 15, 1996 (this "Agreement"), among THE AMERICAS GROWTH FUND, INC., a Maryland corporation ("AGF"), AGF MERGER CORPORATION, a Florida corporation and wholly owned subsidiary of AGF ("AGFMC"), ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC., a Florida corporation ("AESP"), Slav Stein ("Stein"), Roman Briskin ("Briskin") and Leonard J. Sokolow ("Sokolow").

                                   RECITALS:

         A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Florida Business Corporation Act ("Florida Law") and the Maryland General Corporation Law ("Maryland Law"), AESP and AGF will enter into a business combination transaction pursuant to which: (i) AGFMC will merge with and into AESP (the "Merger"); and (ii) AGF will acquire all of the issued and outstanding stock of each of AESP Computerzubehor Gmbh, a German Corporation ("AESP Germany") and Advanced Electronic Support Products Computertillbehor I Sweden Aktiebolag, a Swedish corporation ("AESP Sweden").

         B. The Boards of Directors and stockholders of AESP have approved and adopted this Agreement and AESP has approved the Merger and the other transactions contemplated hereby.

         C. The Board of Directors of AGF has determined that the Merger is consistent with and in furtherance of the long-term business strategy of AGF and is in the best interests of AGF and its stockholders and has approved and adopted this Agreement and has approved the Merger and the other transactions contemplated hereby and recommended approval and adoption of this Agreement and approval of the Merger by the holders of the common stock, par value $.01 per share, of AGF (the "AGF Common Stock").

         D. For federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended.

         E. The parties intend that the Merger qualify as a reverse merger under U.S. generally accepted accounting principles ("GAAP").

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

         1.1 "Affiliate" means any Person who or which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under Common Control with, any specified Person.

         1.2 "Business Day" means any day other than a day on which (i) banks in the State of Florida are authorized or obligated to be closed or (ii) the New York Stock Exchange is closed;

         1.3 "Control" (including the terms "Controlling," "Controlled by" and "under Common Control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         1.4     "Code" means the Internal Revenue Code of 1986, as amended.

         1.5     "Effective Time" shall have the meaning set forth in Section
           2.3.

         1.6 "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, option, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         1.7 "Environmental Laws" means any foreign, federal, state or local statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, judicial decision, common law rule, decree, agency interpretation, injunction or other authorization or requirement whenever promulgated, issued, or modified, including the requirement to register underground storage tanks, relating to:

                 (a) emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, Hazardous Substances (as hereinafter defined), materials containing Hazardous Substances, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land;

                 (b) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Substances, materials containing Hazardous Substances or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing Hazardous Substances) as defined in or regulated under the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund

Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., and/or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., each as amended from time to time; or

                 (c) otherwise relating to pollution or the protection of human health or the environment.

         1.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.9     "Exchange Ratio" shall have the meaning set forth in Section
3.1(a).

         1.10 "Governmental Authority" means any federal, state or local, or foreign government, governmental, regulatory or administrative authority (or subdivision thereof) and any agency or commission or any court, tribunal or judicial or arbitral body that has jurisdiction over a designated Person and its business.

         1.11 "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         1.12 "Intellectual Property" means: (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, trade names and corporate and partnership names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in trademark offices throughout the world, and all rights therein provided by international treaties or conventions, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (f) moral rights (including, without limitation, rights of paternity and integrity), and waivers of such rights by others, (g) computer software, including, without limitation, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, (h) trade secrets and confidential, technical and business information (including ideas, flow charts, logic diagrams, formulas, compositions, patterns, devices, methods, techniques, processes, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (i) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, selling, pricing and cost information or procedures, business and marketing plans and customer and supplier lists and information, (j) copies and tangible embodiments of all the foregoing, in whatever form or medium, (k) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (l) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing, and
(m) all goodwill associated with the foregoing.

         1.13 "Material Adverse Effect" means any circumstance, change in, or effect on the business of any party that: (a) is, or could reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, results of operations or the financial condition of such party, or
(b) could reasonably be expected to adversely affect the ability of such party to operate or conduct its business in the manner in which it is currently or currently anticipated to be operated or conducted.

         1.14    "Opt-Out Time" shall have the meaning set forth in Section
2.3.

         1.15 "Person" means any individual, partnership, firm corporation, limited liability company, association, joint venture, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act of 1934, as amended.

         1.16 "Receivables" means any and all accounts, notes and other receivables of a Person from third parties, including, without limitation, customers, arising from the conduct of such Person's business or otherwise before the date hereof, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

         1.17    "Securities Act" means the Securities Act of 1933, as amended.

         1.18 "Subsidiary" or "Subsidiaries" of a person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         1.19    "Surviving Corporation" shall have the meaning set forth in
           Section 2.1 hereof.

                                   ARTICLE II

                                   THE MERGER

         2.1     The Merger.      Upon the terms and subject to the conditions
set forth in this Agreement, and in accordance with Florida Law, at the Effective Time (as defined in Section 2.3), AGFMC shall be merged with and into AESP. As a result of the Merger, the separate corporate existence of AGFMC shall cease and AESP shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). As a result of the Merger, the Surviving Corporation shall become a wholly owned subsidiary of AGF.

         2.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 10.1 and subject to the satisfaction or waiver of the conditions set forth in Article X, the consummation of the Merger (the "Closing") will take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Article X at the offices of Lucio, Mandler, Croland, Bronstein & Garbett, P.A., 701 Brickell Avenue, Suite 2000, Miami, Florida 33131, unless another date, time or place is agreed to in writing by the parties hereto.

         2.3 Effective Time. On the same day as the Closing, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Florida in such form as required by, and executed in accordance with the relevant provisions of, Florida Law (the date and time of such filing, or such later date or time as set forth therein, being the "Effective Time"). On the same day as, and immediately after, the Effective Time the parties hereto shall cause Form N-54C to be filed with the Securities and Exchange Commission ("SEC"). The date and time of the receipt by the SEC of such filing is hereinafter referred to as the "Opt-Out Time".

         2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Florida law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of AGFMC and AESP shall vest in the Surviving Corporation, and all debts, liabilities and duties of AGFMC and AESP shall become the debts, liabilities and duties of the Surviving Corporation.

         2.5 Articles of Incorporation; By-Laws. At the Effective Time, the Articles of Incorporation and the By-Laws of AESP, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation.

                                  ARTICLE III

             CONVERSION OF SECURITIES AND EXCHANGE OF CERTIFICATES

         3.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of AGF, AGFMC, AESP or the holders of any of the following securities:

                 (a) Each share of common stock of AESP ("AESP Common Stock"), issued and outstanding immediately prior to the Effective Time (other than any shares of AESP Common Stock to be canceled pursuant to Section 3.1(b)), shall be converted into the right to receive 25,605.645 (the "Exchange Ratio") shares of AGF Common Stock. As a result of such conversion, the current holders of AESP Common Stock will, at the Effective Time, hold the aggregate amount of 1,707,043 shares of AGF Common Stock which will, at the Effective Time, represent fifty seven percent (57%) of the AGF Common Stock then issued and outstanding. However, if between the date of this Agreement and the Effective Time the outstanding shares of AGF Common Stock or AESP Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All such shares of AESP Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3.2, certificates evidencing such number of whole shares of AGF Common Stock into which such AESP Common Stock was converted in accordance with the Exchange Ratio. The holders of such certificates previously evidencing such shares of AESP Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of AESP Common Stock except as otherwise provided herein or by law.

                 (b) Each share of AESP Common Stock held in the treasury of AESP or held by any directly or indirectly owned Subsidiary of AESP immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

         3.2 Exchange of Certificates. At the Closing, the holders of AESP Common Stock shall deliver certificates representing all of the issued and outstanding AESP Common Stock to AGF. AGF shall then provide the holders of AESP Common Stock with certificates representing all of the AGF Common Stock issued to the holders of AESP Common Stock pursuant to Section 3.1 hereof.

         3.3 Stock Transfer Books. On the date hereof, the stock transfer books of AESP shall be closed, and there shall be no further registration of transfers of shares of AESP Common Stock thereafter on the records of AESP.

         3.4     [INTENTIONALLY OMITTED]

         3.5     Issuance of AGF Warrants.

                 (a) At the Opt-Out Time, AGF shall issue the following number of warrants (each, a "Warrant") to the following persons:

                 Person                                     Number of Warrants
                 ------                                     ------------------
                 Sokolow                                            90,000

                 Sanford B. Cohen ("Cohen")                         20,000

                 Martin C. Engelmann ("Engelmann")                  20,000

                 Hon. J. Antonio Villamil ("Villamil")              30,000

                 Neil R. Winter ("Winter")                          20,000

                 Timothy E. Mahoney ("Mahoney")                     50,000

                 (b) The form of each Warrant to be issued to Sokolow and Mahoney is attached hereto as Exhibit 3.5(b). However, 60,000 of the Warrants issued to Sokolow hereunder shall provide for an exercise price of $3.60 per share, and the remaining 30,000 Warrants issued to Sokolow hereunder shall provide for an exercise price of $5.00 per share.

                 (c) The form of each Warrant to be issued to Cohen, Engelmann, Villamil and Winter is attached hereto as Exhibit 3.5(c).

         3.6 Acquisition of AESP Germany and AESP Sweden. Stein and Briskin shall, at the Closing, deliver certificates representing all of the issued and outstanding stock of AESP Germany and AESP Sweden to AGF or its designee. Such certificates shall be duly endorsed in favor of AGF. In consideration of such transfer, Stein and Briskin shall each receive 20,000 shares of AGF Common Stock.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF AESP

         As of the date hereof and the Closing, AESP hereby represents and warrants to AGF as follows:

         4.1 Organization and Qualification. Each of AESP, AESP Germany and AESP Sweden (each, an "AESP Entity" and collectively, the "AESP Entities") is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to carry on its business as it has been, is currently and is currently anticipated to be conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals does not have, or could not reasonably be expected to have a Material Adverse Effect. Each AESP Entity is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect.

         4.2 Articles of Incorporation and By-Laws. Each AESP Entity has heretofore made available to AGF a complete and correct copy of its Articles of Incorporation and By-Laws or equivalent organizational documents, each as amended to date. Such Articles of Incorporation, By-Laws and equivalent organizational documents are in full force and effect. Each AESP Entity is not in violation of any provision of its Articles of Incorporation, By-Laws or equivalent organizational documents, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

         4.3     Capitalization.

                 (a) Schedule 4.3 accurately: (a) sets forth, as of the Closing, the names of the holders of all of the outstanding capital stock of each AESP Entity and the number of shares owned by each such stockholder; and
(b) describes any preferences in distributions to which each such stockholder is entitled. There are now and, as of the Closing, will be no preemptive rights with respect to any capital stock of any AESP Entity and, except as set forth on Schedule 4.3, there are now and, as of the Closing, will be no outstanding options, subscriptions, warrants, calls, contracts, convertible securities, or other rights, agreements, arrangements or commitments of any character under which any AESP Entity is or may become obligated to issue, assign or transfer any shares of capital stock of any AESP Entity or purchase, redeem or otherwise acquire any outstanding shares of capital stock of any AESP Entity. Each outstanding share of capital stock of each AESP Entity has been duly and validly authorized and issued and is fully paid and owned, beneficially and of record, by the stockholder(s) listed on Schedule 4.3. Neither any AESP Entity nor any stockholder listed on Schedule 4.3 has granted any option or other right to purchase any capital stock of any AESP Entity or any interest therein from any such stockholder.

                 (b) Briskin and Stein jointly and severally warrant and represent to AGF that, as of the date hereof and as of the Closing: (i) Briskin and Stein have good and marketable title to and beneficial ownership of all of the outstanding securities (collectively, the "AESP Entity Shares") of the AESP Entities; and (ii) Briskin and Stein have full right, power and authority to sell, assign, transfer and deliver the AESP Entity Shares to AGF, free and clear of any Encumbrance. Furthermore, Briskin and Stein waive any right of first refusal that either of them may have with regard to the AESP Entity Shares.

         4.4 Authority of Each AESP Entity. Each AESP Entity has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each AESP Entity and the consummation by each AESP Entity of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate action on the part of each AESP Entity is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by each AESP Entity and, assuming the due authorization, execution and delivery by AGF, constitutes a legal, valid and binding obligation of each AESP Entity, enforceable against such AESP Entity in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.5     No Conflict; Required Filings and Consents.

                 (a) Except as set forth on Schedule 4.5, the execution and delivery of this Agreement by each AESP Entity do not, and each AESP Entity's performance of the transactions contemplated herein will not:

                          (i)     conflict with or violate the Articles of
Incorporation or By-Laws or equivalent organizational documents of any AESP Entity;

                          (ii)    conflict with or violate any law, rule,
regulation, order, judgment or decree applicable to any AESP Entity or by which any property or asset of any AESP Entity is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent each AESP Entity from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect; or

                          (iii)   result in any breach of or constitute a
default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of any AESP Entity pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any AESP Entity is a party or by which any AESP Entity or any property or asset of any AESP Entity is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent an AESP Entity from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect.

                 (b) The execution and delivery of this Agreement by the AESP Entities do not, and the performance of this Agreement by the AESP Entities will not, require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Authority, except for:

                          (i)     applicable requirements, if any, of the
Exchange Act, the Securities Act and state securities or "blue sky" laws ("Blue Sky Laws");

                          (ii)    filing and recordation of appropriate merger
documents as required by Florida Law; and

                          (iii)   any non-United States competition, antitrust
and investment laws;

and where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent the AESP Entities from performing their obligations under this Agreement in any material respect, and could not, individually or in the aggregate, have a Material Adverse Effect.

         4.6 Compliance. Each AESP Entity is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to such AESP Entity or by which any property or asset of such AESP Entity is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such AESP Entity is a party or by which such AESP Entity or any property or asset of such AESP Entity is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

         4.7     Financial Statements.

                 (a) The AESP combined financial statements for the twelve month period ended December 31, 1995, including all notes thereto, (collectively, the "AESP Financial Statements") provided to AGF were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and each fairly presented the financial position, results of operations and cash flows of the AESP Entities, as the case may be, as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

                 (b) Except as set forth in Schedule 4.7 or the AESP Financial Statements, the AESP Entities do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the AESP Financial Statements reflect the annual costs of all real estate leases between any AESP Affiliate and the AESP Entities.

         4.8 Absence of Certain Changes or Events. Since the date of the AESP Financial Statements, each AESP Entity has conducted its business only in the ordinary course and in a manner consistent with past practice and, except as set forth in Schedule 4.8, there has not been:

                 (a) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of any AESP Entity and having, individually or in the aggregate, a Material Adverse Effect;

                 (b) any change by any AESP Entity in its accounting methods, principles or practices;

                 (c) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of any AESP Entity or any redemption, purchase or other acquisition of any of its securities;

                 (d) other than as set forth in Section 4.3 and pursuant to the plans, programs or arrangements referred to in Section 4.10 and other than in the ordinary course of business consistent with past practice, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of any AESP Entity.

         4.9     Absence of Litigation.    Except as disclosed on Schedule 4.9
hereof, there is no claim, action, proceeding or investigation pending or overtly threatened against any AESP Entity, or any property or asset of any AESP Entity, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which, individually or in the aggregate, could have a Material Adverse Effect. Neither any AESP Entity nor any property or asset of any AESP Entity is subject to any order, writ, judgment, injunction, decree, determination or award which could have, individually or in the aggregate, a Material Adverse Effect.

         4.10    Employee Benefit Plans.

                 (a) With respect to all the employee benefit plans, programs and arrangements maintained or contributed to by the AESP Entities for the benefit of any current or former employee, officer or director of the AESP Entities (the "AESP Plans"), and except as would not, individually or in the aggregate, have a Material Adverse Effect:

                          (i)     each AESP Plan intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the

"IRS") that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such AESP Plan;

                          (ii)    each AESP Plan has been operated in all
material respects in accordance with its terms and the requirements of applicable law;

                          (iii)   the AESP Entities have not incurred any
direct or indirect liability under, arising out of or by operation of Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in connection with the termination of, or withdrawal from, any AESP Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability; and

                          (iv)    the AESP Entities have not incurred any
liability under, and have complied in all material respects with, the Worker Adjustment Retraining Notification Act ("WARN"), and no fact or event exists that could give rise to liability under such act.

                 (b) None of the AESP Plans currently maintained by or contributed to by any of the AESP Entities nor any Plan maintained by any entity that together with the AESP Entities would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (a "AESP Affiliate Plan") is subject to Title IV of ERISA. No AESP Plan or AESP Affiliate Plan has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived as of the most recently completed plan year of such plan.

         4.11             Intellectual Property.

                 (a) AGF heretofore has been provided a true and complete list of all Intellectual Property which each AESP Entity owns or has the right to use. Each AESP Entity has full ownership thereof or the right to use all such rights, in each case except to the extent heretofore disclosed in writing to AGF, and the AESP Entities have no knowledge that the conduct of their respective businesses as now operated, as of the date hereof, conflicts with, misappropriates or infringes, or has been alleged to infringe, any Intellectual Property rights or franchises of any person (including patents, trade secrets or other proprietary rights of any third party). AGF heretofore has been provided with a true and complete copy of every material license or other material agreement, including all amendments thereto, pursuant to which an AESP Entity agreed to grant or has granted rights with respect to the Intellectual Property, or pursuant to which an AESP Entity enjoys rights in any Intellectual Property of any person. No current or former consultant, employee or Affiliate of the AESP Entities or any of their respective shareholders, officers or directors has any right, title or interest in any of the Intellectual Property used and/or owned by the AESP Entities. Furthermore, no AESP Entity has any royalty obligations to Stein, Briskin or any Affiliate of AESP.

                 (b) Each AESP Entity has the right to use all Intellectual Property which is used in its business.

                 (c) To the best knowledge of the AESP Entities, none of the Intellectual Property owned by or licensed to the AESP Entities is being infringed by any person.

         4.12    Taxes.

                 (a) Except as set forth in Schedule 4.12(a) and except as regards taxes which are not yet due, the AESP Entities have timely filed all federal, state, local and foreign tax returns and reports required to be filed by them through the date hereof and shall timely file all returns and reports required on or before the Effective Time, except for such returns and reports the failure of which to file timely would not, individually or in the aggregate, have a Material Adverse Effect. Such reports and returns are and will be true, correct and complete, except for such failures to be true, correct and complete as would not, individually or in the aggregate, have a Material Adverse Effect.

                 (b) Except as set forth in Schedule 4.12(b), the AESP Entities or, where appropriate, the stockholders of the AESP Entities, have paid and discharged all federal, state, local and foreign taxes due from the activities of the AESP Entities, other than such taxes that are being contested in good faith by appropriate proceedings and are adequately reserved as shown in the audited combined balance sheet of AESP dated December 31, 1995 (the "AESP 1995 Balance Sheet") and its most recent combined quarterly financial statements, except for such failures to so pay and discharge which would not, individually or in the aggregate, have a Material Adverse Effect.

                 (c) Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or threatening to assert against any AESP Entity or any stockholder of an AESP Entity, any deficiency or material claim for additional taxes or interest thereon or penalties in connection therewith which, if such deficiencies or claims were finally resolved against such AESP Entity or stockholder of an AESP Entity would, individually or in the aggregate, have a Material Adverse Effect.

                 (d) The accruals and reserves for taxes (including interest and penalties, if any, thereon) reflected in the AESP 1995 Balance Sheet and the most recent quarterly financial statements are adequate in accordance with generally accepted accounting principles, except where the failure to be adequate would not have a Material Adverse Effect.

                 (e) Except as set forth on Schedule 4.12(e), the AESP Entities and, where appropriate, each stockholder of the AESP Entities, have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all taxes required by law to be withheld or collected, except for such failures to have so withheld or collected and paid over or to be so holding for payment which would not, individually or in the aggregate, have a Material Adverse Effect.

                 (f) There are no liens for taxes upon the assets of the AESP Entities, other than liens for current taxes not yet due and payable and liens for taxes that are being contested in good faith by appropriate proceedings.

                 (g) No AESP Entity has agreed to or is required to make any adjustment under Section 481(a) of the Code. No AESP Entity has made an election under Section 341(f) of the Code.

                 (h) For purposes of this Section, where a determination of whether a failure by an AESP Entity to comply with the representations herein has a Material Adverse Effect is necessary, such determination shall be made on an aggregate basis with all other failures within this Section 4.12.

         4.13    Material Contracts.

                 (a) Each AESP Entity has, or has caused to be, made available to AGF for review and duplication, correct and complete copies (or in the case of oral contracts, accurate summaries thereof) of all of the following contracts and agreements of each AESP Entity (solely for purposes of this Section 4.13, all references to AESP shall be deemed to include each AESP Entity), together with all material contracts, agreements, leases and subleases to which AESP is a party concerning the management or operation of any real property and all material agreements relating to Intellectual Property (such material contracts and agreements listed on Schedule 4.13(a) are collectively referred to as the "Material Contracts"):

                               (i)          each contract and agreement for the
purchase of inventory or personal property with any supplier or for the furnishing of services to AESP, or otherwise related to AESP's business under the terms of which AESP: (A) is reasonably anticipated to pay or otherwise give consideration of more than $20,000 in the aggregate over the remaining term of such contract or (B) cannot cancel without penalty or further payment and without more than 30 days' notice;

                              (ii)         each contract and agreement for the
sale of inventory or other personal property or for the furnishing of services by AESP which: (A) is reasonably anticipated to involve consideration of more than $100,000 in the aggregate during the fiscal year ending December 31, 1996 or in any fiscal year thereafter, (B) is reasonably anticipated to involve consideration of more than $100,000 in the aggregate over the remaining term of the contract or (C) cannot be canceled by AESP without penalty or further payment and without more than 30 days' notice;

                             (iii)         all broker, distributor, dealer,
manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which AESP is a party;

                              (iv)         all management contracts and
contracts with independent contractors, consultants or other persons (including Affiliates) (or similar arrangements) involving exclusive rights or requiring payments in excess of $20,000 individually to which AESP is a party and which are not cancelable without penalty or further payment on 30 days' or less notice;

                               (v)         all contracts and agreements
relating to indebtedness of AESP in excess of $20,000 individually or in the aggregate;

                              (vi)         all contracts and agreements with
any Governmental Authority to which AESP is a party;

                             (vii)         all contracts and agreements that
limit or purport to limit the ability of AESP to compete in any line of business, or with any person, or in any geographic area or during any period of time;

                            (viii)         all contracts and agreements between
or among AESP on the one hand and any Affiliate of AESP on the other hand;

                              (ix)         all leases and subleases for
tangible personal property having a value in excess of $20,000; for purposes of this Agreement, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements; and

                               (x)         all contracts relating to
Intellectual Property and all contracts relating to real property owned, leased or used by AESP.

                 (b) Each Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated hereby shall continue in full force and effect without penalty or other adverse consequence. AESP is not, and no other party to any Material Contract is, to AESP's knowledge, in breach of or default under any Material Contract, which breach or default would have a Material Adverse Effect on AESP.

                 (c) There is no contract, agreement or other arrangement granting any person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties, assets or services of AESP.

                 (d) Except as set forth in Schedule 4.13, there is not now outstanding any guarantee or agreement for indemnity or for suretyship either given by or for the benefit of AESP.

         4.14 Books and Records. The books of account and other financial records of each AESP Entity: (a) reflect all items of income and expense and all assets and liabilities required to be reflected therein, except to the extent that the omission to reflect such items could not, individually or in the aggregate, have a Material Adverse Effect on the business of each AESP

Entity, (b) are complete and correct, not misleading and do not contain or reflect any inaccuracies or discrepancies, except as could not, individually or in the aggregate, have a Material Adverse Effect on the business of each AESP Entity, and (c) have been maintained in accordance with good business and accounting practices.

         4.15 Receivables. Except as set forth in Schedule 4.15 and to the extent, if any, provided for on the balance sheets included in the AESP Financial Statements, all Receivables reflected on the balance sheets included in the AESP Financial Statements arose from, and the Receivables existing as of the Effective Time will have arisen from, the sale of goods or services to persons who are not Affiliates of an AESP Entity and in the ordinary course of its business consistent with past practice and, except as provided against on the balance sheets included in the AESP Financial Statements, constitute or will constitute, as the case may be, only valid, undisputed claims of an AESP Entity not subject to valid claims of set-off, off-set or other defenses or counterclaims. The AESP Financial Statements make full provision for all doubtful debts and all bad debts have been written off, except for doubtful debts and bad debts that, individually or in the aggregate, would not have a Material Adverse Effect on the AESP Entities or their respective businesses.

         4.16 Environmental Compliance. Except as disclosed on Schedule 4.16, each AESP Entity is, and at all times has been, in compliance with all applicable Environmental Laws.

         4.17 Conduct of Business in the Ordinary Course. Except as disclosed on Schedule 4.17, since the date of the AESP Financial Statements, each AESP Entity has conducted business only in the ordinary course and consistent with past practice.

         4.18 Compliance with Laws. Each AESP Entity has conducted and continues to conduct its business in all material respects in accordance with all applicable laws and all Governmental Orders entered by or with any Governmental Authorities, and each AESP Entity is in compliance with all such laws or Governmental Orders, except to the extent that the failure to so conduct or comply therewith would not, in the aggregate, have a Material Adverse Effect on any AESP Entity, the businesses of any AESP Entity or on the transactions contemplated hereby.

         4.19 Affiliates. Schedule 4.19 contains a true and complete list of all Affiliates of each of the AESP Entities, as of the date hereof, and as of the date of the Closing. For each such Affiliate, Schedule 4.19 sets forth:
(a) the entity's name; (b) the entity's state of place of incorporation or organization; (c) a brief description of the entity's principal business; and
(d) with regard to each beneficial or legal owner of equity in such entity, such owner's name, address and percentage of equity held.

         4.20 Real Property. The particulars of the real property set forth on Schedule 4.20 attached hereto (the "Real Property") are true and correct in all respects and each AESP Entity has good and marketable title to the Real Property free from Encumbrances and other adverse rights. The Real Property comprises all the real property owned, used or occupied by each AESP

Entity in connection with its business and no AESP Entity has ever owned any interest in any other real property other than the Real Property. There is no violation of any applicable law (including, without limitation, any building, planning, zoning law or environmental law) or any covenants, stipulations or conditions relating to any of the Real Property and each AESP Entity is in peaceful and undisturbed possession of each parcel of Real Property. There are no contractual or legal restrictions that preclude or restrict in any material manner the ability to use any of the Real Property in the manner in which they are currently being used and the Real Property has all rights and easements reasonably necessary for their use and enjoyment for the purposes of its business. None of AESP Entities are leasing or subleasing (or has leased or sublet) any parcel or any portion of any parcel of Real Property to any other Person, nor has any AESP Entity assigned its interest under any lease or sublease for any leased Real Property to any third party. There are no outstanding material disputes with any Person relating to the Real Property or its use and no notices have been given or received by any AESP Entity which would adversely affect the use and enjoyment of the Real Property.

         4.21 Assets. Except as set forth on Schedule 4.21, each AESP Entity owns, leases or has the legal right to use all the properties and assets used or intended to be used or required in the conduct of its business and which are material and, with respect to contract rights, is a party to and enjoys the right to the benefits of all material contracts and agreements used and/or intended to be used by each AESP Entity or required in or relating to the conduct of its business (such properties, assets and contract rights collectively referred to as the "Assets"). Each AESP Entity has good title to or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances. All the Assets are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are used and intended. Each Asset including without limitation, the benefit of any licenses, leases or other agreements or arrangements) acquired since the date of the AESP Financial Statements has been acquired for consideration and on terms no less favorable to each AESP Entity than otherwise would have been available in a comparable arms' length transaction on the date of such acquisition.

         4.22 Suppliers. No AESP Entity has received any notice, nor is any AESP Entity aware, that any supplier will not sell supplies and other goods or provide services to it at any time after the date hereof on terms and conditions substantially similar to those used in its current sales to the AESP Entity, subject only to general and customary price increases.

         4.23 Brokers. Except as set forth on Schedule 4.23, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated herein based upon arrangements made by or on behalf of any AESP Entity.

         4.24    Eligible Portfolio Company.

                 (a)      AESP:

                          (i)     is organized under the laws of, and has its
principal place of business in, Florida;

                          (ii)    is neither an "investment company, as defined
in the Investment Company Act of 1940 (the "1940 Act"), nor a company which would be an investment company except for the exclusion from the definition of investment company in Section 3(c) of the 1940 Act; and

                          (iii)   does not have any class of securities with
respect to which a member of a national securities exchange, broker, or dealer may extend or maintain credit to or for a customer pursuant to rules or regulations adopted by the Board of Governors of the Federal Reserve System under Section 7 of the Exchange Act.

                 (b) For purposes of Section 55 of the 1940 Act, the value of AESP's assets represent at least seventy percent (70%) of the total assets of the AESP Entities on a combined basis.

         4.25 Full Disclosure. No representation or warranty with respect to AESP contained in this Agreement and no written statement contained in any financial or operating data or certificate furnished to AGF pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF AGF

         As of the date hereof and the Closing, AGF hereby represents and warrants to AESP as follows:

         5.1 Organization and Qualification; Subsidiaries. Each of AGF and each Subsidiary of AGF (each, an "AGF Subsidiary") is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to carry on its business as it has been, is currently and is currently anticipated to be conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals does not have, or could not reasonably be expected to have a Material Adverse Effect. AGF and each AGF Subsidiary are duly qualified or licensed as foreign corporations to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect.

         5.2 Articles of Incorporation and By-Laws. AGF has heretofore made available to AESP a complete and correct copy of the Articles of Incorporation and the By-Laws or equivalent organizational documents, each as amended to date, of AGF and each AGF Subsidiary. Such Certificates of Incorporation, By-Laws and equivalent organizational documents are in full force and effect. Neither AGF nor any AGF Subsidiary is in violation of any provision of its Articles of Incorporation, By-Laws or equivalent organizational documents, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

         5.3     Capitalization.   AGF has provided to AESP a list, as of
February 12, 1996, of the names of the record holders of all of the outstanding capital stock of AGF and each AGF Subsidiary and the number of shares owned by each such stockholder. Schedule 5.3 accurately describes any preferences in distributions to which each such stockholder is entitled. There are now and, as of the Closing, will be no preemptive rights with respect to any capital stock of AGF or any AGF Subsidiary and, except as set forth on Schedule 5.3, there are now and, as of the Closing, will be no outstanding options, subscriptions, warrants, calls, contracts, convertible securities, or other rights, agreements, arrangements or commitments of any character under which AGF or any AGF Subsidiary is or may become obligated to issue, assign or transfer any shares of capital stock of AGF or any AGF Subsidiary or purchase, redeem or otherwise acquire any outstanding shares of capital stock of AGF or any AGF Subsidiary. Each outstanding share of capital stock of AGF and each AGF Subsidiary has been duly and validly authorized and issued and is fully paid and was held, as of February 12, 1996, in the name of the stockholder(s) listed on Schedule 5.3. AGF has not granted any option or other right to purchase any capital stock of any AGF Subsidiary or any interest therein from AGF.

         5.4 Authority of AGF and AGFMC. Subject to the conditions set forth in Article VIII and the approval of AGF's stockholders: (a) AGF and AGFMC have all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (b) the execution and delivery of this Agreement by AGF and AGFMC and the consummation by AGF and AGFMC of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate action on the part of AGF and AGFMC is necessary to authorize this Agreement or to consummate the transactions contemplated herein; and (c) this Agreement has been duly and validly executed and delivered by AGF and AGFMC and, assuming the due authorization, execution and delivery by AGF and AGFMC, constitutes a legal, valid and binding obligation of AGF and AGFMC, enforceable against AGF and AGFMC in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.5     No Conflict; Required Filings and Consents.

                 (a) The execution and delivery of this Agreement by AGF and AGFMC do not, and the performance by AGF and AGFMC of the transactions contemplated herein will not:

                          (i)     conflict with or violate the Articles of
Incorporation or By-Laws or equivalent organizational documents of AGF or any AGF Subsidiary;

                          (ii)    conflict with or violate any law, rule,
regulation, order, judgment or decree applicable to AGF or any AGF Subsidiary or by which any property or asset of AGF or any AGF Subsidiary is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent AGF or AGFMC from performing their respective obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect; or

                          (iii)   result in any breach of or constitute a
default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of AGF or any AGF Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which AGF or any AGF Subsidiary is a party or by which AGF or any AGF Subsidiary or any property or asset of AGF or any AGF Subsidiary is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent AGF or AGFMC from performing their respective obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect.

                 (b) The execution and delivery of this Agreement by AGF and AGFMC do not, and the performance of this Agreement by AGF and AGFMC will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for:

                          (i)     applicable requirements, if any, of the
Exchange Act, the 1940 Act, the Securities Act and state securities or "blue sky" laws ("Blue Sky Laws");

                          (ii)    filing and recordation of appropriate merger
documents as required by Florida Law; and

                          (iii)   any non-United States competition, antitrust
and investment laws;

and where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent AGF or AGFMC from performing their respective obligations under this Agreement in any material respect, and could not, individually or in the aggregate, have a Material Adverse Effect.

         5.6 Compliance. Neither AGF nor any AGF Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to AGF or any AGF Subsidiary or by which any property or asset of AGF or any AGF Subsidiary is bound or affected, or
(ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which AGF or any AGF Subsidiary is a party or by which AGF or any AGF Subsidiary or any property or asset of AGF or any AGF Subsidiary is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

         5.7     Financial Statements.

                 (a) The AGF consolidated financial statements for the twelve month period ended December 31, 1995 and the three month period ended March 31, 1996, including all notes thereto (collectively, the "AGF Financial Statements") provided to AESP were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and each fairly presented the financial position, results of operations and cash flows of AGF and the consolidated AGF Subsidiaries, as the case may be, as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

                 (b) Except as set forth in the AGF Financial Statements, AGF and the AGF Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing and except as set forth on Schedule 5.7(b), the AGF Financial Statements reflect the costs of any transaction between AGF or the AGF Subsidiaries and any Affiliate of AGF, including any leases or other agreements relating to real property.

         5.8 Absence of Certain Changes or Events. Since the date of the AGF Financial Statements, AGF and the AGF Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and there has not been:

                 (a) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of AGF or any AGF Subsidiary and having, individually or in the aggregate, a Material Adverse Effect;

                 (b) any change by AGF in its accounting methods, principles or practices;

                 (c) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of AGF or any AGF Subsidiary or any redemption, purchase or other acquisition of any of their respective securities other than dividends by an AGF Subsidiary to AGF;

                 (d) other than as set forth in Section 5.3 or Schedule 5.8, and pursuant to the plans, programs or arrangements referred to in Section
5.10 and other than in the ordinary course of business consistent with past practice, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of AGF or any AGF Subsidiary.

         5.9     Absence of Litigation.    There is no claim, action,
proceeding or investigation pending or threatened against AGF or any AGF Subsidiary, or any property or asset of AGF or any AGF Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which, individually or in the aggregate, could have a Material Adverse Effect. Neither AGF nor any AGF Subsidiary nor any property or asset of AGF or any AGF Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award which could have, individually or in the aggregate, a Material Adverse Effect.

         5.10    Employee Benefit Plans.   Except as set forth on Schedule
5.10, AGF has no employee benefit plans, programs and arrangements maintained or contributed to by AGF or any AGF Subsidiary for the benefit of any current or former employee, officer or director of AGF or any AGF Subsidiary.

         5.11             Intellectual Property.

                 (a) AESP heretofore has been provided a true and complete list of all Intellectual Property which AGF or any AGF Subsidiary owns or has the right to use. AGF and each AGF Subsidiary has full ownership thereof or the right to use all such rights, in each case except to the extent heretofore disclosed in writing to AESP, and AGF has no knowledge that the conduct of the businesses of AGF and each AGF Subsidiary as now operated, as of the date hereof, conflicts with, misappropriates or infringes, or has been alleged to infringe, any Intellectual Property rights or franchises of any person (including patents, trade secrets or other proprietary rights of any third party). AESP heretofore has been provided with a true and complete copy of every material license or other material agreement, including all amendments thereto, pursuant to which AGF or any AGF Subsidiary agreed to grant or has granted rights with respect to the Intellectual Property, or pursuant to which AGF or any AGF Subsidiary enjoys rights in any Intellectual Property of any person. Except as set forth on Schedule 5.11, no current or former consultant, employee or Affiliate of AGF, any AGF Subsidiary, or any of their respective shareholders, officers or directors has any right, title or interest in any of the Intellectual Property used and/or owned by AGF or any AGF Subsidiary.

                 (b) To the best of AGF's knowledge, none of the Intellectual Property owned by or licensed to AGF or any AGF Subsidiary is being infringed by any person.

         5.12    Taxes.

                 (a) AGF and the AGF Subsidiaries have timely filed all federal, state, local and foreign tax returns and reports required to be filed by them through the date hereof and shall timely file all returns and reports required on or before the Effective Time, except for such returns and reports the failure of which to file timely would not, individually or in the aggregate, have a Material Adverse Effect. Such reports and returns are and will be true, correct and complete, except for such failures to be true, correct and complete as would not, individually or in the aggregate, have a Material Adverse Effect.

                 (b) AGF and the AGF Subsidiaries have paid and discharged all federal, state, local and foreign taxes due from them, other than such taxes that are being contested in good faith by appropriate proceedings and are adequately reserved as shown in the audited consolidated balance sheet of AGF dated December 31, 1995 (the "AGF 1995 Balance Sheet") and its most recent quarterly financial statements, except for such failures to so pay and discharge which would not, individually or in the aggregate, have a Material Adverse Effect.

                 (c) Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or threatening to assert against AGF or any AGF Subsidiary any deficiency or material claim for additional taxes or interest thereon or penalties in connection therewith which, if such deficiencies or claims were finally resolved against AGF and the AGF Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

                 (d) The accruals and reserves for taxes (including interest and penalties, if any, thereon) reflected in the AGF 1995 Balance Sheet and the most recent quarterly financial statements are adequate in accordance with generally accepted accounting principles, except where the failure to be adequate would not have a Material Adverse Effect.

                 (e) AGF and the AGF Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all taxes required by law to be withheld or collected, except for such failures to have so withheld or collected and paid over or to be so holding for payment which would not, individually or in the aggregate, have a Material Adverse Effect.

                 (f) There are no liens for taxes upon the assets of AGF or the AGF Subsidiaries, other than liens for current taxes not yet due and payable and liens for taxes that are being contested in good faith by appropriate proceedings.

                 (g) Neither AGF nor any AGF Subsidiary has agreed to or is required to make any adjustment under Section 481(a) of the Code. Neither AGF nor any AGF Subsidiary has made an election under Section 341(f) of the Code.

                 (h) For purposes of this Section, where a determination of whether a failure by AGF or a AGF Subsidiary to comply with the representations herein has a Material Adverse

Effect is necessary, such determination shall be made on an aggregate basis with all other failures within this Section 5.12.

         5.13    Material Contracts.

                 (a) AGF has, or has caused to be, made available to AESP for review and duplication, correct and complete copies (or in the case of oral contracts, summaries thereof) of all of the following contracts and agreements of AGF and each AGF Subsidiary (solely for purposes of this Section 5.13, all references to AGF shall be deemed to include each AGF Subsidiary), together with all material contracts, agreements, leases and subleases to which AGF is a party concerning the management or operation of any real property and all material agreements relating to Intellectual Property (such material contracts and agreements listed on Schedule 5.13(a), are collectively referred to as the "Material Contracts"):

                               (i)          each contract and agreement for the
purchase of inventory or personal property with any supplier or for the furnishing of services to AGF, or otherwise related to AGF's business under the terms of which AGF; (A) is reasonably anticipated to pay or otherwise give consideration of more than $20,000 in the aggregate over the remaining term of such contract or (B) cannot cancel without penalty or further payment and without more than 30 days' notice;

                              (ii)         each contract and agreement for the
sale of inventory or other personal property or for the furnishing of services by AGF which: (A) is reasonably anticipated to involve consideration of more than $100,000 in the aggregate during the fiscal year ending December 31, 1996 or in any fiscal year thereafter, (B) is reasonably anticipated to involve consideration of more than $100,000 in the aggregate over the remaining term of the contract or (C) cannot be canceled by AGF without penalty or further payment and without more than 30 days' notice;

                             (iii)         all broker, distributor, dealer,
manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which AGF is a party;

                              (iv)         all management contracts and
contracts with independent contractors, consultants or other persons (including Affiliates) (or similar arrangements) involving exclusive rights to which AGF is a party and which are not cancelable without penalty or further payment on 30 days' or less notice;

                               (v)         all contracts and agreements
relating to indebtedness of AGF;

                              (vi)         all contracts and agreements with
any Governmental Authority to which AGF is a party;

                             (vii)         all contracts and agreements that
limit or purport to limit the ability of AGF to compete in any line of business, or with any person, or in any geographic area or during any period of time;

                            (viii)         all contracts and agreements between
or among AGF on the one hand and any Affiliate of AGF on the other hand;

                              (ix)         all leases and subleases for
tangible personal property having a value in excess of $20,000; for purposes of this Agreement, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements; and

                               (x)         all contracts relating to
Intellectual Property and all contracts relating to real property owned, leased or used by AGF.

                 (b) Except as set forth on Schedule 5.13(b), each Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated hereby shall continue in full force and effect without penalty or other adverse consequence. AGF is not, and no other party to any Material Contract is, to AGF's knowledge, in breach of or default under any Material Contract, which breach or default would have a Material Adverse Effect on AGF.

                 (c) There is no contract, agreement or other arrangement granting any person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties, assets or services of AGF.

                 (d) There is not now outstanding any guarantee or agreement for indemnity or for suretyship either given by or for the benefit of AGF.

         5.14 Books and Records. The books of account and other financial records of AGF: (a) reflect all items of income and expense and all assets and liabilities required to be reflected therein, except to the extent that the omission to reflect such items could not, individually or in the aggregate, have a Material Adverse Effect on AGF's business, (b) are complete and correct, not misleading and do not contain or reflect any inaccuracies or discrepancies, except as could not, individually or in the aggregate, have a Material Adverse Effect on AGF's business, and (c) have been maintained in accordance with good business and accounting practices.

         5.15 Receivables. Except to the extent, if any, provided for on the balance sheet included in the AGF Financial Statements, all Receivables reflected on the balance sheets included in the AGF Financial Statements arose from, and the Receivables existing as of the Effective Time will have arisen from, the sale of services to persons who are not Affiliates of AGF and in the ordinary course of its business consistent with past practice and, except as provided against on the balance sheets included in the AGF Financial Statements, constitute or will constitute, as the case may be, only valid, undisputed claims of AGF not subject to valid claims of set-off, off-set or other defenses or counterclaims. The AGF Financial Statements make full provision for all doubtful debts and all bad debts have been written off, except for doubtful debts and bad debts that, individually or in the aggregate, would not have a Material Adverse Effect on AGF or its business.

         5.16 Environmental Compliance. AGF and each AGF Subsidiary is, and at all times has been, in compliance with all applicable Environmental Laws.

         5.17 Conduct of Business in the Ordinary Course. Since the date of the 1995 AGF Financial Statement, AGF and each AGF Subsidiary has conducted business only in the ordinary course and consistent with past practice.

         5.18 Compliance with Laws. AGF and each AGF Subsidiary has conducted and continues to conduct its business in all material respects in accordance with all applicable laws and all Governmental Orders entered by or with any Governmental Authorities, and AGF and each AGF Subsidiary is in compliance with all such laws or Governmental Orders, except to the extent that the failure to so conduct or comply therewith would not, in the aggregate, have a Material Adverse Effect on AGF, each AGF Subsidiary, the respective businesses of AGF and each AGF Subsidiary or on the transactions contemplated hereby.

         5.19 Subsidiaries and Affiliates. Schedule 5.19 contains a true and complete list of all of AGF's Subsidiaries, as of the date hereof, and as of the date of the Closing. For each such Subsidiary, Schedule 5.19 sets forth: (a) the entity's name; (b) the entity's state of place of incorporation or organization; (c) a brief description of the entity's principal business; and (d) with regard to each beneficial or legal owner of equity in such entity, such owner's name, address and percentage of equity held.

         5.20 Real Property. The particulars of the real property set forth on Schedule 5.20 attached hereto (the "Real Property") are true and correct in all respects and AGF and each AGF Subsidiary has good and marketable title to the Real Property free from Encumbrances and other adverse rights. The Real Property comprises all the real property owned, used or occupied by AGF and each AGF Subsidiary in connection with their respective businesses and neither AGF nor any AGF Subsidiary has ever owned any interest in any other real property other than the Real Property. There is no violation of any applicable law (including, without limitation, any building, planning, zoning law or environmental law) or any covenants, stipulations or conditions relating to any of the Real Property and AGF and each AGF Subsidiary is in peaceful and undisturbed possession of each parcel of Real Property. There are no contractual or legal restrictions that preclude or restrict in any material manner the ability to use any of the Real Property in the manner in which they are currently being used and the Real Property has all rights and easements reasonably necessary for their use and enjoyment for the purposes of the Business. Neither AGF nor any of the AGF Subsidiaries are leasing or subleasing (or has leased or sublet) any parcel or any portion of any parcel of Real Property to any other Person, nor has AGF or any AGF Subsidiary assigned its interest under any lease or sublease for any leased Real Property to any third party. There are no outstanding material disputes with any Person relating to the

Real Property or its use and no notices have been given or received by AGF or any AGF Subsidiary which would adversely affect the use and enjoyment of the Real Property.

         5.21 Assets. AGF and each AGF Subsidiary owns, leases or has the legal right to use all the properties and assets used or intended to be used or required in the conduct of their respective businesses and which are material and, with respect to contract rights, is a party to and enjoys the right to the benefits of all material contracts and agreements used and/or intended to be used by AGF and each AGF Subsidiary or required in or relating to the conduct of their respective businesses (such properties, assets and contract rights collectively referred to as the "Assets"). AGF and each AGF Subsidiary has good title to or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances. All the Assets are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are used and intended. Each Asset including without limitation, the benefit of any licenses, leases or other agreements or arrangements) acquired since the date of the AGF Financial Statements has been acquired for consideration and on terms no less favorable to AGF and each AGF Subsidiary than otherwise would have been available in a comparable arms' length transaction on the date of such acquisition.

         5.22 Suppliers. Neither AGF nor any AGF Subsidiary has received any notice, nor is AGF or any AGF Subsidiary aware, that any supplier will not sell supplies and other goods or provide services to AGF or any AGF Subsidiary at any time after the date hereof on terms and conditions substantially similar to those used in its current sales to AGF or any AGF Subsidiary, subject only to general and customary price increases.

         5.23    Securities and Exchange Commission Filings; Financial
Statements.

                 (a) AGF has filed all forms, reports and documents required to be filed by it with the SEC since August 19, 1994, and has heretofore made available to AESP, in the form filed with the SEC collectively, all such forms, reports and documents (the "AGF SEC Reports").

                 (b) The AGF SEC Reports and any other forms, reports and other documents filed by AGF (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed, and presently do not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Material AGF Subsidiary is required to file any form, report or other document with the SEC.

                 (c) Each of the financial statements (including, in each case, any notes thereto) contained in the AGF SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and cash flows of AGF and the consolidated AGF Subsidiaries, as the case may be, as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

                 (d) Except as and to the extent set forth in this Agreement and the AGF SEC Reports filed with the SEC prior to the date of this Agreement, AGF and the AGF Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which would not, individually or in the aggregate, have a Material Adverse Effect.

         5.24 Brokers. Except as set forth on Schedule 5.24, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated herein based upon arrangements made by or on behalf of AGF.

         5.25 Tallard Transaction. AGF has terminated its merger negotiations with Tallard Technologies, B.V. ("Tallard") and Tallard has advised AGF that AGF has no liability to Tallard as a result of the termination of such negotiations.

         5.26    Vote Required for Approval of Merger.   The affirmative vote
of more than fifty percent (50%) of the AGF Common Stock is required for the approval of the Merger.

         5.27 Cash or Cash Equivalents. At the Effective Time, and after giving effect to all of the payments listed on Schedule 5.27, AGF shall have no liabilities (as determined in accordance with GAAP) and at least $3,000,000, in: (a) cash or cash equivalents (as determined in accordance with GAAP); (b) treasury bills with maturity dates on or prior to December 31, 1996 (such bills to be valued at face value); (c) treasury bills with maturity dates after December 31, 1996 (such bills to be valued at market value); (d) and including the principal amount of the Note.

         5.28 Compliance with 1940 Act. Since its formation, AGF has complied in all respects with all applicable requirements of the 1940 Act, including all applicable rules and regulations relating to the operation of a business development company under the 1940 Act, except where the failure to comply with such requirements, rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect.

         5.29 Full Disclosure. No representation or warranty with respect to AGF contained in this Agreement and no written statement contained in any financial or operating data or certificate furnished to AGF pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VI

                    CONDUCT OF BUSINESSES PENDING THE MERGER

         6.1 Conduct of Respective Businesses by AESP and AGF Pending the Merger. Each of AESP and AGF covenants and agrees that, between the date of this Agreement and the Effective Time, unless the other party shall have consented in writing (such consent not to be unreasonably withheld):

                 (a) the businesses of each of AESP and AGF and their respective Subsidiaries shall, in all material respects, be conducted in, and each of AESP and AGF and their respective Subsidiaries shall not take any material action except in, the ordinary course of business, consistent with past practice;

                 (b) each of AESP and AGF shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of its and its Subsidiaries' current officers, employees and consultants and to preserve its and its Subsidiaries' relationships with customers, suppliers and other persons with which it or any of its Subsidiaries has significant business relations.

         6.2 Examples. By way of example and not limitation, except (a) as contemplated by this Agreement or (b) as set forth on Schedule 6.2, neither AGF nor AESP nor any of their respective Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or agree to do, any of the following without the prior written consent of the other (provided that the following restrictions shall not apply to any Subsidiaries which AESP or AGF, as the case may be, do not Control):

                 (a) amend or otherwise change the Articles of Incorporation or By-Laws, or other corporate governing instruments of AGF, AESP or any of their respective Subsidiaries;

                 (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (a) any shares of capital stock of any class of it or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of it or any of its Subsidiaries or (b) any assets of it or any of its Subsidiaries, except for sales in the ordinary course of business or which, individually, do not exceed $100,000 or which, in the aggregate, do not exceed $100,000;

                 (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                 (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, consistent with applicable securities laws, or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                 (e) acquire (for cash or shares of stock including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any assets, or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                 (f) except as set forth on Schedule 6.2(f), incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except borrowings under existing bank lines of credit in the ordinary course of business, the Note and the Convertible Note, or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                 (g) except as set forth in Schedule 6.2(g), increase the compensation payable or to become payable to its executive officers or employees, except for increases in the ordinary course of business in accordance with past practice, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director or executive officer of it or any of its Subsidiaries, or establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee; or

                 (h) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures.

         6.3     Exclusivity; Fiduciary Duty of AGF.

                 (a) From the date of this Agreement through to the date that the holders of the AGF Common Stock vote on the matters set forth in
Section 7.12, neither AGF nor any of its directors, officers, financial advisors, attorneys or accountants shall solicit or initiate the submission of any proposal or offer from any Person relating to any transaction involving the capital stock or assets of AGF including, but not limited to, any assets, joint venture, lease, licensing agreement, dividend, tender offer, merger, consolidation, acquisition or other business combination. However, AGF shall remain free to participate in any discussions or negotiations, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any unsolicited proposal by any person or entity to do or seek any of the actions described in Sections 6.1 and 6.2, if: (a) counsel to AGF's board of directors (the "AGF Board") advises the AGF Board that the failure to participate in such discussions or negotiations or provide any information could involve the members of the AGF Board in a breach of their fiduciary duties to the stockholders of AGF, or (b) the Board determines at its discretion, after consultation with its financial advisors, that any such proposal may be more favorable to the stockholders of AGF from a financial point of view than the Merger and other transactions contemplated in this Agreement.

                 (b) If: (i) AGF terminates this Agreement based on Sections 6.3(a) and 10.1(c), (ii) AESP has not breached any of the terms of this Agreement, (iii) AGF has concluded a merger or other business combination with a third party, then AGF shall pay AESP, within ten (10) Business Days of the closing of such transaction between AGF and the third party, $250,000 in immediately available funds to compensate AESP for the costs it incurred in attempting to consummate the Merger.

                                  ARTICLE VII

                              ADDITIONAL COVENANTS

         7.1     Access to Information; Confidentiality.

                 (a) From the date hereof to the Effective Time, each of AESP and AGF shall (and shall cause its Subsidiaries and officers, directors, employees, auditors and agents to) afford the officers, employees and agents of the other party (the "Respective Representatives") reasonable access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities, books and records, and shall furnish such Respective Representatives with all financial, operating and other data and information as may be reasonably requested. All information and documents received by a party pursuant to this Section 7.1 are hereinafter collectively referred to as the "Confidential Information". Confidential Information shall not include any information which is, or becomes, publicly available information, other than due to the wrongful disclosure of a party or its Respective Representatives.

                 (b) Each of AESP and AGF shall, and shall cause their Respective Representatives to: (i) hold all Confidential Information in confidence, unless compelled to disclose such Confidential Information by judicial or administrative process, or in the opinion of such party's counsel, by other requirements of law; (ii) not release or disclose the Confidential Information to any other person except, solely in connection with this Agreement, to its auditors, attorneys, financial advisors and other consultants and advisors; and (iii) not use any Confidential Information for any purpose other than its consideration and evaluation of the transactions contemplated by this Agreement. If this Agreement is terminated for any reason, AESP and AGF shall promptly return or destroy all documents containing Confidential Information obtained from the other party, as well as any copies made of such documents and any summaries, analyses or compilations made therefrom.

                 (c) No investigation pursuant to this Section 7.1 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         7.2     Directors' and Officers' Indemnification.

                 (a) From and after the Effective Time, AGF shall indemnify and hold harmless each person who is an officer or director of AGF on the date of this Agreement (each, an "Indemnified Person") from and against all damages, liabilities, judgements, claims and related expenses (including attorneys' fees and amounts paid in settlement) based upon or arising out of the transactions contemplated by this Agreement or based upon or arising from his capacity as an officer or director of AGF, to the same extent he would have been indemnified under the Articles of Incorporation or Bylaws of AGF as such documents were in effect on the date of this Agreement. Subject to the requirements of Maryland Law, AGF shall advance all litigation costs reasonably incurred by an Indemnified Person.

                 (b) The rights granted hereunder to Indemnified Persons shall be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation or reorganization of AGF.

                 (c)      The rights to indemnification granted by this Section
7.2 are subject to the following limitations: (i) amounts otherwise required to be paid to an Indemnified Person by AGF pursuant to this Section 7.2 shall be reduced by any amounts that such Indemnified Person has recovered by virtue of the claim for which indemnification is sought and the Indemnified Person shall reimburse AGF for any amounts received from AGF that such Indemnified Person subsequently recovers by virtue of such claim; (ii) any claim for indemnification pursuant to this Section 7.2 must be submitted in writing to AGF's Chief Executive Officer promptly upon such Indemnified Person becoming aware of such claim, unless the failure to advise promptly has no prejudicial effect on AGF; and (iii) an Indemnified Person shall not settle any claim for which indemnification is provided herein, without the prior written consent of AGF (such consent not to be unreasonably withheld).

         7.3 Consulting Agreement. At the Opt-Out Time, AGF shall enter into a Consulting Agreement (the "Consulting Agreement"), in the form of
Exhibit 7.3, with Sokolow.

         7.4 Non-Compete Agreement. At the Opt-Out Time, AGF shall enter into a Non-Compete Agreement (the "Non- Compete Agreement") with Sokolow, in the form of Exhibit 7.4.

         7.5 Severance Agreement. At the Opt-Out Time, AGF shall enter into a Severance Agreement (the "Severance Agreement") with Sokolow, in the form of Exhibit 7.5.

         7.6 Employment Agreements. At the Opt-Out Time, the Surviving Corporation shall enter into employment agreements (each an "Employment Agreement"), in the form of Exhibit 7.6, with Stein and Briskin.

         7.7 Board of Directors. AGF's Board of Directors shall not, between the Effective Time and the Opt-Out Time, take any actions other than those contemplated herein. At the Opt-Out Time, all members of AGF's Board of Directors, except Sokolow, shall tender their written resignation. At the same time, Sokolow shall vote to elect Stein and Briskin (and any other designees of Stein and Briskin) to AGF's Board of Directors. Thereafter Stein and Briskin shall vote their shares in AGF to ensure that Sokolow remains on AGF's Board of Directors until the termination of his Class 3 Directorship, which shall terminate at AGF's annual meeting in April of 1998.

         7.8 Loan from AESP Stockholders to AESP. The parties acknowledge that due to AESP's status as an 'S' corporation under the Code, Stein and Briskin have personally paid, and will personally pay, taxes on undistributed profits of AESP. Consequently, in order to reimburse Stein and Briskin for the payment of such taxes, at the Opt-Out Time, AESP shall execute a convertible promissory note (the "Convertible Note"), in the form of Exhibit 7.8 hereto, in favor of Stein and Briskin for the principal amount of $1,430,000, as increased by the amount of taxes owed by Stein and Briskin on the pre-merger 1996 net pre-tax income of AESP, in accordance with the following formula:

         Amount of increase = Net pre-tax income of AESP from 1/1/96 to Effective Time x 42%

         The amount outstanding under the Note shall be convertible, at the option of the holder, into AGF Common Stock at an exercise price of $3.60 per share.

         7.9 Loan to AESP. If the Interim Financial Statements meet the financial requirements of Section 7.14(b), or notwithstanding AGF agrees to proceed with this transaction, then AESP shall execute a promissory note (the "Note"), in the form of Exhibit 7.9 hereto, in favor of AGF in the principal amount of $100,000 and AGF shall loan such amount to AESP in accordance therewith.

         7.10 Notification of Certain Matters. AESP shall give prompt notice to AGF, and AGF shall give prompt notice to AESP, of:

                 (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate or (b) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and

                 (b) any failure of AESP or AGF, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

However, the delivery of any notice pursuant to this Section 7.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         7.11    Tax Treatment.   Each of AESP and AGF will use its reasonable
best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

         7.12    Registration Statement; Proxy Statement.

                 (a) As soon as reasonably practicable after the execution of this Agreement, AGF shall use its best efforts to prepare and file with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meeting of AGF's stockholders to be held in connection with the solicitation of approval of: (i) the Merger;
(ii) the withdrawal, after the Effective Time, of AGF's election as a Business Development Company under the 1940 Act; and (iii) such other matters as are deemed appropriate by the AGF Board.

                 (b) Each of AESP and AGF shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of AGF Common Stock and Warrants pursuant to the Merger. AESP shall use its best efforts furnish all information concerning itself to AGF as AGF may reasonably request in connection with such actions and the preparation of the Proxy Statement. The Proxy Statement shall include the recommendation of the Board of Directors of AGF in favor of the Merger.

                 (c) Within six (6) months after the Closing, AGF shall, at its sole cost and expense, prepare and file with the SEC a registration statement (the "Registration Statement") on the applicable form, in connection with the registration under the Securities Act of the shares of AGF Common Stock and the Warrants (and underlying AGF Common Stock) to be issued pursuant to the Merger. In connection with the Registration Statement, AGF shall: (i) comply with all applicable state and federal securities laws, rules and regulations; and (ii) shall prepare and file with the SEC such amendments and post-effective amendments and supplements to the Registration Statement or any prospectus as may be necessary to keep the Registration Statement effective for a period of two (2) years following the effective date of the Registration Statement. Notwithstanding the foregoing, AGF shall not be responsible for the payment of any brokerage commissions or legal expenses of any stockholder, which are incurred in connection with the registration of such AGF Common Stock.

                 (d) The information supplied by AESP for inclusion in the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading: (i) at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of AGF, (ii) the time of the Stockholders' Meeting (as defined in Section 9.13), and (iii) the Effective Time. If at any time prior to the Effective Time any event or circumstance relating to any AESP Entity, or their respective officers or directors, should be discovered by AESP which should be set forth in an amendment or a supplement to the Proxy Statement, AESP shall promptly inform AGF.

                 (e) AGF will submit the proposed Proxy Statement to AESP, for AESP's comments, as soon as possible, but not later than five (5) calendar days before AGF proposes to file such Proxy Statement with the SEC.

         7.13    Stockholders' Meeting.    AGF shall call and hold a meeting of
the holders of the AGF Common Stock (the "Stockholders' Meeting") as promptly as practicable for the purpose of, among other things, voting upon the approval of: (a) the Merger; (b) an amendment of the Articles of Incorporation to change the name of AGF to Advanced Electronic Support Products, Inc.; and (c) the withdrawal of AGF's Business Development Company election under the 1940 Act. AGF shall use its reasonable best efforts to hold the Stockholders' Meeting as soon as practicable after the date of this Agreement.

         7.14    AESP Financial Statements.

                 (a) At or before the Effective Time, AESP shall cause its accountants, BDO Seidman, LLP, to provide AESP with audited financial statements of AESP for the fiscal years 1994 and 1995. The audited financial statements for fiscal year 1995 shall reflect a minimum after tax earnings of $850,000.

                 (b) Prior to August 15, 1996, AESP shall provide to AGF AESP unaudited combined financial statements (the "AESP Interim Financial Statements") for the six month period ended June 30, 1996, including all notes
thereto.   The AESP Interim Financial Statements shall be subject to the representations and warranties hereof (including, without limitation, Section
4.7 hereof) and AESP shall accordingly update the schedules to this Agreement. If the AESP Interim Financial Statements reflect minimum after tax earnings that are less than the after tax earnings for the comparable six month period of 1995, then AGF may terminate this Agreement, without penalty, within three
(3) Business Days after AGF's receipt of the Interim Financial Statements and, in such event: (i) neither AESP nor AGF shall have any liability to each other; and (ii) AESP shall not be entitled to borrow any money from AGF under the Note.

         7.15 Stock Option Plan. At the Effective Time and subject to shareholder approval as required by applicable law, AGF shall establish a stock option plan (the "Stock Option Plan") which shall permit AGF's board of directors to grant options to purchase AGF Common Stock (each, an "Employee Option") to the Surviving Corporation's employees as compensation for exceptional performance by such employees. The Stock Option Plan shall initially have no more than 400,000 Employee Options.

         7.16 Public Relations. As soon as reasonably after the Effective Time, AGF shall retain a financial public relations firm on terms acceptable to AGF's board of directors.

         7.17 Lock-Up Letters. At the Effective Time, Stein and Briskin shall each enter into "lock-up" letters (each, a "Lock-Up Letter"), whereby Stein and Briskin agree not to dispose of the shares of AGF Common Stock which they receive as a result of the Merger, for a period of one (1) year from the Effective Time.

         7.18    Further Action; Reasonable Best Efforts.

                 (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with AGF and AESP and their respective Subsidiaries as are necessary for the consummation of the transactions contemplated herein.

                 (b) If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

                 (c) Each party shall use its best efforts not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

         7.19 Debt Instruments. Prior to or at the Effective Time, each of the AESP Entities shall use its reasonable best efforts to prevent the occurrence, as a result of the Merger and the other transactions contemplated by this Agreement, of a change in control or any event which constitutes a default (or an event which with notice or lapse of time or both would become a default) under any of its debt instruments.

         7.20 Public Announcements. AGF and AESP shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld. However, a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or any listing agreement with a national securities exchange if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

         7.21 Transactions with Significant Stockholder After the Effective Time. From and after the Effective Time and until the third anniversary of the Effective Time, AGF shall not enter into any agreement with any stockholder (the "Significant Stockholder") who beneficially owns more than 20% of the then outstanding securities entitled to vote at a meeting of the stockholders of AGF that would constitute a Rule 13e-3 (as such rule is in effect today) transaction under the Exchange Act with respect to any class of common stock of AGF (any such transaction being a "Going Private Transaction"), unless AGF provides in any agreement pursuant to which such Going Private Transaction shall be effected that, as a condition to the consummation of such Going Private Transaction, (a) the holders of a majority of the shares not beneficially owned by the Significant Stockholder that are voted and present (whether in person or by proxy) at the meeting of stockholders called to vote on such Going Private Transaction shall have voted in favor thereof and (b) a special committee (the "Special Committee") of AGF's Board comprised solely of the independent directors of AGF shall have (i) approved the terms and conditions of the Going Private Transaction and shall have recommended that the stockholders vote in favor thereof and (ii) received from its financial advisor a written opinion addressed to the Special Committee, for inclusion in the proxy statement to be delivered to the stockholders, and dated the date thereof, substantially to the effect that the consideration to be received by the stockholders (other than the majority stockholder) in the Going Private Transaction is fair to them from a financial point of view.

         7.22 Continued Exchange Act Registration. From and after the Effective Time, and until the third anniversary of the Effective Time, AGF shall cause the AGF Common Stock to continue to be registered under the Exchange Act and shall use its best efforts to timely file all periodic reports and other documents required to be filed by AGF thereunder.

         7.23 Use of Merged Working Capital. After the Effective Time, and subject to the good faith exercise of the business judgement of the boards of directors of AGF and the Surviving Corporation, AGF and the Surviving Corporation shall only use its available working capital to satisfy their corporate obligations and to pursue business opportunities which their respective boards of directors consider to be in the best interests of AGF, the Surviving Corporation and their respective stockholders. However, the Surviving Corporation may use such working capital to make payments under the Convertible Note and to pay the tax obligations of Briskin and Stein arising from Stein and Briskin's status as stockholders of AESP prior to the Effective Time.

                                  ARTICLE VIII

                               CLOSING CONDITIONS

         8.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                 (a)      Stockholder Approval.    This Agreement and the
Merger (including the withdrawal of AGF's Business Development Company election under the 1940 Act) shall have been approved and adopted by the requisite vote of the stockholders of AGF. However, if the Proxy Statement has been distributed to the AGF Stockholders and the AGF Stockholders do not approve this Agreement and the Merger (including the withdrawal of AGF's Business Development Company election under the 1940 Act), AGF shall, at the request of AESP, forgive all principal and interest due to AGF under the Note.

                 (b) No Order. No Governmental Authority or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement. However, the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

                 (c) Approvals. Other than the filing of merger documents in accordance with Florida Law and the filing of Form N-54C with the SEC, all authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, notices or declarations required to be made, by AGF and AESP prior to the consummation of the Merger and the transactions contemplated hereunder shall have been obtained from, and made with, all required Governmental Authorities except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations which the failure to obtain or make would not have a material adverse effect, at or after the Effective Time, on the financial condition (as existing immediately prior to the consummation of the Merger) of (i) AESP Entities, taken as a whole, or (ii) AGF and the AGF Subsidiaries, taken as a whole.

         8.2 Additional Conditions to Obligations of AGF. The obligations of AGF to effect the Merger and the transactions contemplated herein are also subject to the following conditions:

                 (a) Representations and Warranties. Each of the representations and warranties of AESP contained in this Agreement, without giving effect to any notification to AGF delivered pursuant to Section 7.10, shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect. AGF shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of AESP to such effect.

                 (b) Agreement and Covenants. AESP shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time or, as the case may be, the Opt-Out Time. AGF shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of AESP to that effect.

                 (c) Fairness Opinion. AGF shall have received an opinion, which is acceptable to the AGF Board, from Advanced Business Valuations, Inc. as to the fairness of the Merger from a financial point of view.

         8.3 Additional Conditions to Obligations of AESP. The obligation of AESP to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions:

                 (a)      Representations and Warranties.   Each of the
representations and warranties of AGF contained in this Agreement, without giving effect to any notification made by AGF to AESP pursuant to Section 7.10, shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any case for such failures to be true and correct that would not, individually or in the aggregate, have a Material Adverse Effect. AESP shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of AGF to such effect.

                 (b) Agreements and Covenants. AGF shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time or, as the case may be, the Opt-Out Time. AESP shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of AGF to that effect.

                 (c) No 1940 Act Obligations. AESP shall have reasonably determined that AGF will have no further obligations under the 1940 Act after the Opt Out Time. In order for any such determination to be reasonable, AESP shall have delivered to AGF a legal opinion from an AV rated law firm to the effect that: (i) it is more likely than not that AGF will have further obligations under the 1940 Act after the Opt Out Time; and (ii) such obligations result from AGF's status and operations as a business development company under the 1940 Act, or otherwise under the 1940 Act, and do not include those general obligations under the 1940 Act that are applicable to all companies, wherever situated.

                                   ARTICLE IX

                             DELIVERIES AT CLOSING

         9.1 Deliveries by AGF. On or prior to the Closing, AGF shall execute or cause to be executed and deliver or cause to be delivered to AESP the following documents, certificates and agreements:

                 (a) Representations and Warranties. A certificate executed by a duly authorized officer of AGF certifying that the representations and warranties of AGF contained in this Agreement are true and correct in all material respects as of the Closing, except for any representations or warranties that relate solely to an earlier date (in which case such representations and warranties were true and correct as of such earlier date);

                 (b) Resolutions. A true and complete copy, certified by the Secretary of AGF, of the resolutions duly and validly adopted by the board of directors of AGF evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                 (c) Incumbency Certificate. A certificate of the Secretary of AGF certifying the names and signatures of the officers of AGF authorized to sign this Agreement and the other documents to be delivered hereunder on its behalf;

                 (d)      Legal Opinions.  The following legal opinions:

                          (i)     an opinion of AGF's Florida counsel, Lucio,
Mandler, Croland, Bronstein & Garbett, P.A., in such form as AGF and AESP shall agree upon;

                          (ii)    an opinion of AGF's Maryland counsel,
Venable, Baetjer and Howard, LLP, in such form as AGF and AESP shall agree upon; and

                          (iii)   an opinion of AGF's 1940 Act counsel,
Stradley, Ronon, Stevens & Young, in such form as AGF and AESP shall agree upon.

                 (e) Other Documents. A copy of each of the following documents, each executed by all of the parties thereto: (i) the Consulting Agreement with Sokolow, (ii) the Severance Agreement, (iii) the Non-Compete Agreement, (iv) each of the Employment Agreements, and (v) the Stock Option Plan;

         9.2 Deliveries by AESP. On or prior to the Closing, AESP shall execute or cause to be executed and deliver or cause to be delivered to AGF the following documents, certificates and agreements:

                 (a) Stock Certificates. Certificates (or such other documents as are necessary to vest ownership in ) representing all of the issued and outstanding shares of AESP Common Stock, AESP Germany common stock and AESP Sweden common stock.

                 (b) Representations and Warranties. A certificate executed by a duly authorized officer of AESP certifying that the representations and warranties relating to AESP, AESP Germany and AESP Sweden contained in this Agreement are true and correct in all material respects as of the Closing, except for any representations or warranties that relate solely to an earlier date (in which case such representations and warranties were true and correct as of such earlier date);

                 (c)      Resolutions of AESP.   A true and complete copy,
certified by the Secretary of AESP, of the resolutions duly and validly adopted by the board of directors of AESP evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                 (d) Incumbency Certificate of AESP A certificate of the Secretary of AESP certifying the names and signatures of the officers of AESP authorized to sign this Agreement and the other documents to be delivered hereunder on behalf of AESP;

                 (e)      Legal Opinion.  The following legal opinions:

                          (i)     an opinion of AESP's Florida counsel,
Akerman, Senterfitt & Eidson, P.A., in such form as AGF and AESP shall agree upon;

                          (ii)    an opinion of AESP's German counsel, in such
form as AGF and AESP shall agree upon; and

                          (iii)   an opinion of AESP's Swedish counsel, in such
form as AGF and AESP shall agree upon.

                 (f)      Other Documents.   A copy of each of the following
documents, each executed by all of the parties thereto: (i) each of the Employment Agreements, (ii) the Convertible Note; and (iii) each of the Lock-Up Letters.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER.

         10.1    Termination.     This Agreement may be terminated at any time
prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of AGF:

                 (a)      by mutual consent of AESP and AGF;

                 (b) by AGF, upon a breach of any representation, warranty, covenant or agreement on the part of AESP set forth in this Agreement, or if any representation or warranty of AESP shall have become untrue;

                 (c) by AGF, if the Interim Financial Statements do not meet the financial requirements of Section 7.14(b) hereof and AGF determines to terminate this Agreement and the Merger;

                 (d) by AGF, if the AGF Board exercises its fiduciary duties to the AGF stockholders and terminates this Agreement pursuant to
Section 6.3;

                 (e) by AESP, upon a breach of any representation, warranty, covenant or agreement on the part of AGF set forth in this Agreement, or if any representation or warranty of AGF shall have become untrue;

                 (f) by either AGF or AESP, if any permanent injunction or action by any Governmental Authority preventing the consummation of the Merger shall have become final and nonappealable;

                 (g) by either AGF or AESP, if the Merger or the Opt Out Time shall not have been consummated or shall not have occurred before December 31, 1996; or

                 (h) by either AGF or AESP, if this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of AGF.

                 The right of any party hereto to terminate this Agreement pursuant to this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

         10.2 Effect of Termination. Except as provided in Section 10.5, in the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void, there shall be no liability on the part of AESP or AGF or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease. However, nothing herein shall relieve any party from liability for the wilful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         10.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. However, after approval of the Merger by the stockholders of AGF, no amendment, which under applicable law may not be made without the approval of the stockholders of AGF, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         10.4 Waiver. At any time prior to the Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto; (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         10.5 Fees, Expenses and Other Payments. All out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such costs and expenses (with respect to such party, its "Expenses"). However, all costs and expenses related to printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement shall be borne solely by AGF.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1    Effectiveness of Representations, Warranties and Agreements.

                 (a) Except as set forth in Section 11.1(b) the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

                 (b) The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 10.

         11.2 Notices. All notices, requests, claims, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been given or made upon the earliest to occur of: (a) receipt, if made by personal service, (b) two (2) days after dispatch, if made by reputable overnight courier service, (c) upon the delivering party's receipt of a written confirmation of a transmission made by cable, by telecopy, by telegram or by telex, or (d) seven (7) days after being mailed by registered mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section):

         to AGF:             The Americas Growth Fund, Inc.
                             701 Brickell Avenue
                             Suite 2000
                             Miami, Florida 33131
                             Attention:  Leonard J. Sokolow, President
                             Telefax: (800) 696-9597

         with a copy to:     Lucio, Mandler, Croland, Bronstein & Garbett, P.A.
                             701 Brickell Avenue
                             Suite 2000
                             Miami, Florida 33131
                             Attention: Leslie J. Croland, Esq.
                             Telefax: (305) 579-4722

         to AESP:            Advanced Electronic Support Products, Inc.
                             1810 N.E. 144 Street
                             North Miami, Florida 33181
                             Attn: Slav Stein, General Manager
                             Telefax: (305) 652-8489
         with a copy to:     Akerman, Senterfitt & Eidson, P.A.
                             One Southeast Third Avenue
                             28th Floor
                             Miami, Florida 33131
                             Attn: Philip B. Schwartz, Esq.
                             Telefax: (305) 374-5095

         11.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         11.5 Entire Agreement. This Agreement together with the attached schedules, exhibits and other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         11.6 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

         11.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         11.8 Governing Law. Except to the extent that Maryland Law is mandatorily applicable to the Merger and the rights of the stockholders of AGF, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         11.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ATTEST:                                            THE AMERICAS GROWTH FUND, INC.
By:     /s/ John C. Hamlin                                  By:    /s/ Leonard J. Sokolow
        ------------------                                         ----------------------
Name:       John C. Hamlin                                  Name:      Leonard J. Sokolow
        ------------------                                         ----------------------
Title:                                                      Title:     President
        ------------------                                         ----------------------

ATTEST:                                                     ADVANCED ELECTRONICS
                                                            SUPPORT PRODUCTS, INC.


By:     /s/ Roman Briskin                                   By:    /s/ Slav Stein
        ------------------                                         ----------------------
Name:       Roman Briskin                                   Name:      Slav Stein
        ------------------                                         ----------------------
Title:      Secretary                                       Title:     President
        ------------------                                         ----------------------


/s/ Slav Stein                                              /s/ Roman Briskin
- -------------------------------------------                 ----------------------------------------------
Slav Stein, solely for purposes of Sections                 Roman Briskin, solely for purposes of Sections
3.6, 4.3(b), 7.7, and 7.17 hereof                           3.6, 4.3(b), 7.7, and 7.17 hereof

/s/ Leonard J. Sokolow
- ------------------------------------------
Leonard J. Sokolow, solely for purposes of
Section 7.7 hereof

ATTEST:                                                     AGF MERGER CORPORATION



By:     /s/ John C. Hamlin                                  By:    /s/ Leonard J. Sokolow
        ------------------                                         ----------------------
Name:       John C. Hamlin                                  Name:      Leonard J. Sokolow
        ------------------                                         ----------------------
Title:                                                      Title:
        ------------------                                         ----------------------

                                 Exhibit 3.5(b)

                      Form of Mahoney and Sokolow Warrants

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE OR SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH EXHIBIT I REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                      5:30 P.M., MIAMI TIME,        ,
                                             -------  ----

No. W-                                                                 Warrants
      ----------                                            ----------

                                                  WARRANT TO PURCHASE _________
                                                  SHARES OF ADVANCED ELECTRONIC
                                                  SUPPORT PRODUCTS, INC. COMMON
                                                  STOCK


                              WARRANT CERTIFICATE

                 THIS WARRANT CERTIFICATE certifies that __________, or registered assigns, is the registered holder of Warrants (the "Warrants") to purchase initially, at any time from the date hereof until 5:30 p.m., Miami time, on _________, ____ ("Expiration Date"), up to the number of fully paid and nonassessable shares of common stock, $.01 par value ("Common Stock") of ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC., a Maryland corporation (the "Company") set forth above, at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $____ per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in Exhibit I hereto. Payment of the Exercise Price shall be made by certified or official bank check payable to the order of the Company.

                 No Warrant may be exercised after 5:30 p.m., Miami time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void. If the Expiration Date shall in the State of Florida be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:30 P.M., Miami Time, the next following day which in the State of Florida is not a holiday or a day on which banks are authorized to close.

                 The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), between, among other parties, the Company and the initial Holder hereof and subject to the provisions of Exhibit I hereto, which Exhibit I is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                 Exhibit I hereto provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in Exhibit I.

                 Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in Exhibit I, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

                 Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                 The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                 All terms used in this Warrant Certificate which are defined in Exhibit I hereto shall have the meanings assigned to them in Exhibit I hereto.

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of _______________________


                                                    ADVANCED ELECTRONIC SUPPORT
                                                    PRODUCTS, INC.



                                                    By:
                                                       ------------------------
                                                    Name:
                                                         ----------------------
                                                    Title:
                                                          ---------------------

Attest:


- --------------------------------------

                  ,          Secretary
- ------------------  --------

                          FORM OF ELECTION TO PURCHASE


TO:      ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.


                 THE UNDERSIGNED hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House funds to the order of ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC. in the amount of $________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of ______________________________ _______________________________________________________________________ whose address is _______________________________________________ and that such
Certificate be delivered to _________________________ whose address is
__________________________________________.

Dated:
                                    Signature
                                             -----------------------------------
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)



                                    --------------------------------------------
                                    (Insert Social Security or Other Identifying
                                    Number of Holder)



                                    --------------------------------------------
                                    Signature Guarantee

                               FORM OF ASSIGNMENT


            (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate)


FOR VALUE RECEIVED ______________________ hereby sells, assigns and transfers unto _________________________________________________________________________





                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Warrant Certificate on the books of the within named Company, with full power of substitution.

Dated: _____________

                                        Signature_______________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)



                                        ----------------------------------------
                                        (Insert Social Security or Other
                                        Identifying Number of Assignee)



                                        ----------------------------------------
                                        Signature Guarantee

                                   EXHIBIT I


                 Section 1. Exercise of Warrant. The Warrants initially are exercisable at an aggregate initial exercise price per share of common stock, $.01 par value per share (the "Common Stock") of Advanced Electronic Support Products, Inc. (the "Company") set forth in Section 3 hereof (subject to adjustment as provided in Section 5 hereof) payable by certified or official bank check. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased at the Company's principal offices in Florida (presently located at 1810 N.E. 144th Street, North Miami, FL 33181), the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). In the case of the purchase of less than all the shares (the "Shares") of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

                 Section 2. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event within ten (10) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the persons or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                 The Warrant Certificates and the certificates representing the Shares (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company.

                 Section 3.       Exercise Price.

                 3.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 5 hereof, the exercise price of each Warrant shall be $_______ share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 5 hereof.

                 3.2 Exercise Price. The term "Exercise Price" as used herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

                 Section 4.       Registration Rights.

                 4.1 Securities Act of 1933 Legend. The Warrants, the Shares and any of the other securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise of the Warrants, in part or in whole, the certificates representing the Shares underlying the Warrants and any of the other securities issuable upon exercise of the Warrants (collectively, the "Warrant Shares") shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE OR SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

                 4.2 Required Registration. The Holders of the Warrants shall be entitled to the benefits of the registration rights with respect to the Warrant Shares contained in Section 7.12(c) of the Merger Agreement. Said
Section 7.12(c) is hereby incorporated by reference in and made a part of this
Exhibit I as if fully set forth herein.

                 Section 5.       Adjustments to Exercise Price and Number of
Shares.

                 5.1 Subdivision and Combination. In case the Company shall at any time (i) subdivide the outstanding shares of Common Stock into a larger number of shares, (ii) combine the outstanding shares of Common Stock into a smaller number of shares, (iii) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, or (iv) issue by reclassification of its Common Stock any shares of its capital stock, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event specified above shall occur.

                 5.2 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                 5.3 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue Common Stock with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

                 5.4 Merger or Consolidation. (a) In case the Company after the date hereof (i) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) shall permit any other person to consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) shall transfer all or substantially all of its properties or assets to any other person, or (iv) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issue of additional shares of Common Stock for which adjustment in the Exercise Price is provided in this
Section 5), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in the Warrants, the Holders of the Warrants, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or other securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holders would actually have been entitled as shareholders upon such consummation if such Holders had exercised the rights represented by the Warrants immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section 5.

                 5.5 Assumption of Obligations. Notwithstanding anything contained in the Warrants to the contrary, the Company will not effect any of the transactions described in clauses (i) through (iv) of Section 5.4 unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to the Holders of the Warrants, (a) the obligations of the Company under the Warrants (including this Exhibit I) (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Exhibit I and the Warrants) and (b) the obligation to deliver to such Holders such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 5, such Holders may be entitled to receive, and such person shall have similarly delivered to such Holders an opinion of counsel for such person stating that the Warrants (including this Exhibit I) shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 5) shall be applicable to the stock, securities, cash or property which such person may be required to deliver upon any exercise of the Warrants or the exercise of any rights pursuant hereto.

                 5.6 Dividends and Other Distributions. If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in
Section 5.1, and also excluding cash dividends or cash distributions paid out of net profits legally available therefor if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such non-excluded event being herein called a "Special Dividend"), the Exercise Price shall be adjusted by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (defined as the average for the thirty consecutive business days immediately prior to the record date of the daily closing price of the Common Stock as reported by the national securities exchange upon which the Common Stock is then listed or if not listed on any such exchange, the average of the closing prices as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") Stock Market's National Market, or if not then listed on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked prices as reported by the NASDAQ, or if not then publicly traded, as the fair market price as determined by the Company's Board of Directors) less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, cash, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock. An adjustment made pursuant to this Section 5.6 shall become effective immediately after the record date of any such Special Dividend.

                 5.7 Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 5 are similar to, but not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants (including this Exhibit I) in accordance with the essential intent and principles hereof then, in each such case, the Holders of a majority of all Warrants issued simultaneously herewith may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants (including this Exhibit I). Upon receipt of such opinion the Company will promptly mail a copy thereof to the Holders and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company. The issuance by the Company of shares of capital stock, including, without limitation, shares of Common Stock, for consideration less than the Exercise Price, or the issuance of convertible securities or derivative securities, convertible into shares of capital stock at a conversion price or exercise price less than the Exercise Price shall not be deemed an event that requires an adjustment under this Section 5.7.

                 5.8 Notice of Adjustment Events. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under this Section 5, the Company shall mail to each Holder, at least thirty
(30) days prior to the record date with resect to such event or, if no record date shall be established, at least thirty (30) days prior to such event, a notice specifying (i) the nature of the contemplated event, (ii) the date of which any such record is to be taken for the purpose of such event, (iii) the date on which such event is expected to become effective and (iv) the time, if any is to be fixed, when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable in connection with such event.

                 5.9 Notice of Adjustments. Whenever the Exercise Price or the kind of securities or property issuable upon exercise of the Warrants, or both, shall be adjusted pursuant to this Section 5, the Company shall make a certificate signed by its President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method of which such adjustment was calculated (including a description of the basis on which the Company made any determination hereunder), and the Exercise Price and the kind of securities or property issuable upon exercise of the Warrants after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each Holder promptly after each adjustment.

                 5.10 Preservation of Rights. The Company will not, by amendment of its Articles of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants (including this Exhibit I) or the rights represented thereby, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment.

                 5.11 When No Adjustment Required. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Section 5.11 are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section 5 (other than this Section 5.11) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holders of the Warrants. All calculations under this Section 5 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 5 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Section 5, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

                 Section 6.       Redemption.

                 6.1 At any time up to the Expiration Date and so long as the shares of Common Stock issuable upon the exercise of this warrant are registered for public sale under the Securities Act of 1933, as amended, the Company may redeem the Warrants, at its option, upon thirty days' notice at a price of $.01 per Warrant, at any time after the market price for the Common Stock for the 20 consecutive days ending not more than 10 days prior to the date that the notice of redemption is given equals or exceeds $10.80.

                 6.2 If the Company exercises its right to redeem the Warrants, it shall mail, certified, return receipt requested, a notice of redemption to the Holder of the warrants proposed for redemption, at such holder's last address as shall appear on the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. The Company will use their reasonable best efforts to contact the holders of the Warrants prior to the Redemption Date (as hereinafter defined).

                 6.3 The notice of redemption shall specify the redemption price, date fixed for redemption, the place where the Warrant Certificate shall be delivered and the redemption price shall be paid, and that the right to exercise the Warrant shall terminate at 5:00 P.M. (Miami time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the "Redemption Date."

                 6.4 Any right to exercise a Warrant shall terminate at 5:00 P.M. (Miami time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, the Holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrant duly endorsed or accompanied by a written instrument or instruments of redemption in form satisfactory to the Company, the redemption price of $.01, without interest, per Warrant.

                 Section 7. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense except as provided below in this Section 7, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                 Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

                 Section 8. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

                 Section 9. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on all securities exchanges and/or included in the automated quotation system of the NASDAQ Stock Market (subject to official notice of issuance) with respect to which the Common Stock issued to the public in connection herewith may then be so listed and/or quoted.

                 Section 10. Notices to Warrant Holders. Nothing contained in this Exhibit I shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                          (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution payable; or

                          (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                          (c) a voluntary or involuntary dissolution, liquidation or winding-up of the Company (other than in connection with a consolidation or merger) or any capital reorganization, recapitalization or reclassification or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company will mail to each Holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, sale, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, sale, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

                 Section 11.      Notices.

                 All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given or made at the time delivered by hand if personally delivered; five calendar days after mailing if sent by registered or certified mail; when answered back, if telexed; when receipt is acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee):

                          (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                         (b) If to the Company, to the address set forth in Section 1 hereof or to such other address as the Company may designate by notice to the Holders.

                 Section 12. Successors. All the covenants and provisions of this Exhibit I shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

                 Section 13. Governing Law. This Exhibit I and each Warrant shall be governed and construed in accordance with the laws of the State of Florida applicable to contracts made and performed in the State of Florida without giving effect to the principles of conflicts of law thereof.

                 Section 14. Entire Agreement; Modification. This Exhibit I (including the Warrant Certificate and the Merger Agreement solely with respect to registration rights) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

                 Section 15.      Severability.  If any provision of this
Exhibit I shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Exhibit I.

                 Section 16. Captions. The caption headings of the Sections of this Exhibit I are for convenience of reference only and are not intended to be, nor should they be construed as, part of this Exhibit I and shall be given no substantive effect.

                 Section 17.      Benefits of This Exhibit I.  Nothing in this
Exhibit I shall be construed to give any person or corporation other than the Company and the registered Holder(s) of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Exhibit I; and this Exhibit I shall be for the sole and exclusive benefit of the Company and any registered Holder(s) of the Warrant Certificates or Warrant Shares.

                                 Exhibit 3.5(c)

             Form of Cohen, Engelmann, Villamil and Winter Warrants

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE OR SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH EXHIBIT I REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                      5:30 P.M., MIAMI TIME, _______, ____


No. W-__________                                             __________ Warrants


                                                  WARRANT TO PURCHASE _________
                                                  SHARES OF ADVANCED ELECTRONIC
                                                  SUPPORT PRODUCTS, INC. COMMON
                                                  STOCK


                              WARRANT CERTIFICATE

                 THIS WARRANT CERTIFICATE certifies that __________, or registered assigns, is the registered holder of Warrants (the "Warrants") to purchase initially, at any time from the date hereof until 5:30 p.m., Miami time, on _________, ____ ("Expiration Date"), up to the number of fully paid and nonassessable shares of common stock, $.01 par value ("Common Stock") of ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC., a Maryland corporation (the "Company") set forth above, at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $____ per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in Exhibit I hereto. Payment of the Exercise Price shall be made by certified or official bank check payable to the order of the Company.

                 No Warrant may be exercised after 5:30 p.m., Miami time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void. If the Expiration Date shall in the State of Florida be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:30 P.M., Miami Time, the next following day which in the State of Florida is not a holiday or a day on which banks are authorized to close.

                 The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), between, among other parties, the Company and the initial Holder hereof and subject to the provisions of Exhibit I hereto, which Exhibit I is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                 Exhibit I hereto provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in Exhibit I.

                 Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in Exhibit I, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

                 Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                 The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                 All terms used in this Warrant Certificate which are defined in Exhibit I hereto shall have the meanings assigned to them in Exhibit I hereto.

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of
           ------------------------------

                                                    ADVANCED ELECTRONIC SUPPORT
                                                    PRODUCTS, INC.




                                                    By:
                                                       ------------------------
                                                    Name:
                                                         ----------------------
                                                    Title:
                                                          ---------------------



Attest:


- --------------------------------------

                  ,          Secretary
- ------------------ ----------

                          FORM OF ELECTION TO PURCHASE


TO:      ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.


                 THE UNDERSIGNED hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House funds to the order of ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC. in the amount of $________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of_______________________________ _______________________________________________________________________ whose address is _______________________________________________ and that such
Certificate be delivered to _________________________ whose address is
__________________________________________.

Dated:
                                     Signature ________________________________
                                     (Signature must conform in all respects to to name of holder as specified on the face of the Warrant Certificate.)



                                     -------------------------------------------
                                     (Insert Social Security or Other
                                     Identifying  Number of Holder)



                                     -------------------------------------------
                                     Signature Guarantee

                               FORM OF ASSIGNMENT


            (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate)


FOR VALUE RECEIVED ______________________ hereby sells, assigns and transfers unto


- --------------------------------------------------------------------------------
                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Warrant Certificate on the books of the within named Company, with full power of substitution.

Dated:
      -----------------
                                     Signature__________________________________
                                     (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)




                                     -------------------------------------------
                                     (Insert Social Security or Other
                                     Identifying  Number of Assignee)



                                     -------------------------------------------
                                     Signature Guarantee

                                   EXHIBIT I


                 Section 1. Exercise of Warrant. The Warrants initially are exercisable at an aggregate initial exercise price per share of common stock, $.01 par value per share (the "Common Stock") of Advanced Electronic Support Products, Inc. (the "Company") set forth in Section 3 hereof (subject to adjustment as provided in Section 5 hereof) payable by certified or official bank check. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased at the Company's principal offices in Florida (presently located at 1810 N.E. 144th Street, North Miami, FL 33181), the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). In the case of the purchase of less than all the shares (the "Shares") of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

                 Section 2. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event within ten (10) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the persons or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                 The Warrant Certificates and the certificates representing the Shares (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company.

                 Section 3.       Exercise Price.

                 3.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 5 hereof, the exercise price of each Warrant shall be $_______ share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 5 hereof.

                 3.2 Exercise Price. The term "Exercise Price" as used herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

                 Section 4.       Registration Rights.

                 4.1 Securities Act of 1933 Legend. The Warrants, the Shares and any of the other securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise of the Warrants, in part or in whole, the certificates representing the Shares underlying the Warrants and any of the other securities issuable upon exercise of the Warrants (collectively, the "Warrant Shares") shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE OR SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

                 4.2 Required Registration. The Holders of the Warrants shall be entitled to the benefits of the registration rights with respect to the Warrant Shares contained in Section 7.12(c) of the Merger Agreement. Said
Section 7.12(c) is hereby incorporated by reference in and made a part of this
Exhibit I as if fully set forth herein.

                 Section 5.       Adjustments to Exercise Price and Number of
Shares.

                 5.1 Subdivision and Combination. In case the Company shall at any time (i) subdivide the outstanding shares of Common Stock into a larger number of shares, (ii) combine the outstanding shares of Common Stock into a smaller number of shares, (iii) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, or (iv) issue by reclassification of its Common Stock any shares of its capital stock, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event specified above shall occur.

                 5.2 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                 5.3 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue Common Stock with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

                 5.4 Merger or Consolidation. (a) In case the Company after the date hereof (i) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) shall permit any other person to consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) shall transfer all or substantially all of its properties or assets to any other person, or (iv) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issue of additional shares of Common Stock for which adjustment in the Exercise Price is provided in this
Section 5), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in the Warrants, the Holders of the Warrants, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or other securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holders would actually have been entitled as shareholders upon such consummation if such Holders had exercised the rights represented by the Warrants immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section 5.

                 5.5 Assumption of Obligations. Notwithstanding anything contained in the Warrants to the contrary, the Company will not effect any of the transactions described in clauses (i) through (iv) of Section 5.4 unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to the Holders of the Warrants, (a) the obligations of the Company under the Warrants (including this Exhibit I) (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Exhibit I and the Warrants) and (b) the obligation to deliver to such Holders such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 5, such Holders may be entitled to receive, and such person shall have similarly delivered to such Holders an opinion of counsel for such person stating that the Warrants (including this Exhibit I) shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 5) shall be applicable to the stock, securities, cash or property which such person may be required to deliver upon any exercise of the Warrants or the exercise of any rights pursuant hereto.

                 5.6 Dividends and Other Distributions. If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in
Section 5.1, and also excluding cash dividends or cash distributions paid out of net profits legally available therefor if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such non-excluded event being herein called a "Special Dividend"), the Exercise Price shall be adjusted by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (defined as the average for the thirty consecutive business days immediately prior to the record date of the daily closing price of the Common Stock as reported by the national securities exchange upon which the Common Stock is then listed or if not listed on any such exchange, the average of the closing prices as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") Stock Market's National Market, or if not then listed on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked prices as reported by the NASDAQ, or if not then publicly traded, as the fair market price as determined by the Company's Board of Directors) less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, cash, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock. An adjustment made pursuant to this Section 5.6 shall become effective immediately after the record date of any such Special Dividend.

                 5.7 Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 5 are similar to, but not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants (including this Exhibit I) in accordance with the essential intent and principles hereof then, in each such case, the Holders of a majority of all Warrants issued simultaneously herewith may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants (including this Exhibit I). Upon receipt of such opinion the Company will promptly mail a copy thereof to the Holders and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company. The issuance by the Company of shares of capital stock, including, without limitation, shares of Common Stock, for consideration less than the Exercise Price, or the issuance of convertible securities or derivative securities, convertible into shares of capital stock at a conversion price or exercise price less than the Exercise Price shall not be deemed an event that requires an adjustment under this Section 5.7.

                 5.8 Notice of Adjustment Events. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under this Section 5, the Company shall mail to each Holder, at least thirty
(30) days prior to the record date with resect to such event or, if no record date shall be established, at least thirty (30) days prior to such event, a notice specifying (i) the nature of the contemplated event, (ii) the date of which any such record is to be taken for the purpose of such event, (iii) the date on which such event is expected to become effective and (iv) the time, if any is to be fixed, when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable in connection with such event.

                 5.9 Notice of Adjustments. Whenever the Exercise Price or the kind of securities or property issuable upon exercise of the Warrants, or both, shall be adjusted pursuant to this Section 5, the Company shall make a certificate signed by its President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method of which such adjustment was calculated (including a description of the basis on which the Company made any determination hereunder), and the Exercise Price and the kind of securities or property issuable upon exercise of the Warrants after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each Holder promptly after each adjustment.

                 5.10 Preservation of Rights. The Company will not, by amendment of its Articles of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants (including this Exhibit I) or the rights represented thereby, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment.

                 5.11 When No Adjustment Required. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Section 5.11 are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section 5 (other than this Section 5.11) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holders of the Warrants. All calculations under this Section 5 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 5 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Section 5, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

                 Section 6.       Redemption.

                 6.1 At any time up to the Expiration Date and so long as the shares of Common Stock issuable upon the exercise of this warrant are registered for public sale under the Securities Act of 1933, as amended, the Company may redeem the Warrants, at its option, upon thirty days' notice at a price of $.01 per Warrant, at any time after the market price for the Common Stock for the 20 consecutive days ending not more than 10 days prior to the date that the notice of redemption is given equals or exceeds $10.80.

                 6.2 If the Company exercises its right to redeem the Warrants, it shall mail, certified, return receipt requested, a notice of redemption to the Holder of the warrants proposed for redemption, at such holder's last address as shall appear on the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. The Company will use their reasonable best efforts to contact the holders of the Warrants prior to the Redemption Date (as hereinafter defined).

                 6.3 The notice of redemption shall specify the redemption price, date fixed for redemption, the place where the Warrant Certificate shall be delivered and the redemption price shall be paid, and that the right to exercise the Warrant shall terminate at 5:00 P.M. (Miami time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the "Redemption Date."

                 6.4 Any right to exercise a Warrant shall terminate at 5:00 P.M. (Miami time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, the Holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrant duly endorsed or accompanied by a written instrument or instruments of redemption in form satisfactory to the Company, the redemption price of $.01, without interest, per Warrant.

                 Section 7. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense except as provided below in this Section 7, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                 Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

                 Section 8. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

                 Section 9. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on all securities exchanges and/or included in the automated quotation system of the NASDAQ Stock Market (subject to official notice of issuance) with respect to which the Common Stock issued to the public in connection herewith may then be so listed and/or quoted.

                 Section 10. Notices to Warrant Holders. Nothing contained in this Exhibit I shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                          (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution payable; or

                          (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                          (c) a voluntary or involuntary dissolution, liquidation or winding-up of the Company (other than in connection with a consolidation or merger) or any capital reorganization, recapitalization or reclassification or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company will mail to each Holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, sale, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, sale, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

                 Section 11.      Notices.

                 All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given or made at the time delivered by hand if personally delivered; five calendar days after mailing if sent by registered or certified mail; when answered back, if telexed; when receipt is acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee):

                          (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                          (b) If to the Company, to the address set forth in Section 1 hereof or to such other address as the Company may designate by notice to the Holders.

                 Section 12. Successors. All the covenants and provisions of this Exhibit I shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

                 Section 13. Governing Law. This Exhibit I and each Warrant shall be governed and construed in accordance with the laws of the State of Florida applicable to contracts made and performed in the State of Florida without giving effect to the principles of conflicts of law thereof.

                 Section 14. Entire Agreement; Modification. This Exhibit I (including the Warrant Certificate and the Merger Agreement solely with respect to registration rights) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

                 Section 15.      Severability.  If any provision of this
Exhibit I shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Exhibit I.

                 Section 16. Captions. The caption headings of the Sections of this Exhibit I are for convenience of reference only and are not intended to be, nor should they be construed as, part of this Exhibit I and shall be given no substantive effect.

                 Section 17.      Benefits of This Exhibit I.  Nothing in this
Exhibit I shall be construed to give any person or corporation other than the Company and the registered Holder(s) of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Exhibit I; and this Exhibit I shall be for the sole and exclusive benefit of the Company and any registered Holder(s) of the Warrant Certificates or Warrant Shares.

                                  Exhibit 7.3

                          Form of Consulting Agreement

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement) is entered into as of this _____ day of __________, 1996 by and between ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC., a Maryland corporation with its principal office at 1810 NE 144th Street, North Miami, Florida 33181 (the "Company); ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC., a Florida corporation with its principal office at 1810 NE 144th Street, North Miami, Florida 33181 ("AESP Florida"); and LEONARD J. SOKOLOW, residing at __________________________________________________,
Florida ____________________ (the "Consultant").

                              W I T N E S S E T H:

         WHEREAS, the Company, through its wholly-owned subsidiary AESP Florida, is engaged in the distribution of products utilized in the operation of computers (the "Business"); and

         WHEREAS, the Company desires to engage the Consultant to render services to the Company and AESP Florida in connection with its Business, and Consultant desires to provide such services, on the terms and conditions set forth below:

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

         1. CONSULTING ENGAGEMENT. The Company agrees to engage the Consultant to render consulting and advisory services in connection with the Company's and AESP Florida's Business, and the Consultant accepts engagement by the Company as a consultant, upon the terms and conditions set forth herein.

         2. SERVICES. The Consultant shall perform such consulting and advisory services primarily from South Florida pertaining to the Company's and AESP Florida's Business as the Company shall from time to time reasonably request, which services may include, without limitation, services in the following areas:

         (a) development of a strategy to increase revenue and brand awareness among consumers;

         (b)     identification of the Company's weaknesses;

         (c) capital raising and where appropriate provide introductions to public relations companies, underwriters and other sources of capital within the financial community;

         (d)     identification of potential acquisition targets; and

         (e)     introductions to potential customers.

The items identified in (a) through (g) above do not represent specific tasks to be performed by the Consultant, but rather, are broad objectives. The actual services to be provided will be determined from time to time by the Company's President and/or board of directors. Further, with respect to capital raising, the Consultant will use his reasonable efforts to assist the Company in obtaining financing, but cannot guaranty that the Company will be successful in raising capital from sources introduced to the Company by the Consultant.

         3.      TERM.  The term of this Agreement shall be for a period of one
(1) year commencing as of the Effective Time (as hereinafter defined), unless such term is sooner terminated by either party upon 30 days' prior written notice.

         4. EFFECTIVE TIME. This Agreement, and all rights and obligations thereto, shall only become effective as of the Effective Time of the merger between the Company and AESP Florida, as that term is defined in the Agreement and Plan of Merger between said parties, dated on or about the date hereof.

         5. COMPENSATION. So long as this Agreement remains in effect, as compensation for the consulting services to be provided hereunder and in consideration for, without limitation, the representations and covenants provided by the Consultant hereunder, the Consultant shall be entitled to a monthly fee in the amount of Two Thousand and No/100 ($2,000.00), payable in arrears on the last business day of each month in accordance with normal payment policies of the AESP Florida.

         6. REIMBURSEMENT. The Company will reimburse the Consultant for all reasonable out-of-pocket business expenses incurred by the Consultant in connection with the performance of his services under this Agreement, so long as such expenses have been approved by the Company in writing prior to their being incurred. Notwithstanding the foregoing, the Company shall not be obligated to pay as reimbursement for expenses the Consultant's ordinary course expenses in connection with the operation of its business (i.e., such as a portion of the rent for its office facilities).

         7. GENERATION OF BUSINESS. The Company and the Consultant will negotiate in good faith any additional compensation to be received by the Consultant in connection with capital raising transactions brought to the Company by the Consultant.

         8. STATUS OF CONSULTANT. This Agreement calls for the performance of services of the Consultant as an independent contractor and the Consultant will not be considered an employee of the Company for any purpose. The Consultant shall have no authority to act on behalf of or to bind the Company in any manner whatsoever. The Consultant shall be solely responsible for any and all federal, state or local filings and payments in connection with payments made pursuant to this Agreement.

         9. SERVICE FOR OTHERS. The Consultant may, during the term of this Agreement, perform services for any other person or firm, without the Company's prior approval, provided the Consultant conducts himself in accordance with the covenants set forth in Section 10 below, and provided such other services do not interfere with the Consultant's performance of his duties as required under this Agreement.

         10. CONFIDENTIAL MATTERS. The Consultant agrees that during his engagement as a consultant with the Company and subsequent to the termination of his engagement as a consultant with the Company, he will not use for his own account, or release or divulge or make known for any reason or purpose, any information not otherwise publicly available whatsoever relating to the Company or confidential information about the Company to any other person or persons whatsoever without the prior written consent of the Company. The Consultant is aware and acknowledges that he will have access to confidential information by virtue of his engagement with the Company and he agrees to keep such information confidential at all times. The type of confidential information covered by this section shall include, but is not limited to, customer and supplier lists (prospective, current, and former), financial information, pricing information, marketing information, trade secrets, and proprietary services, processes and products performed or provided by the Company to or for customers or clients. Further, the Consultant agrees not to use for himself or for any person, corporation or other entity the Company's confidential information. Notwithstanding the foregoing, any information which (i) the Company provides and which is in the public domain prior to disclosure hereunder, (ii) was known by the Consultant prior to disclosure, or (ii) is required to be disclosed under applicable law, shall not be deemed "confidential" for purposes of this Agreement

         11. DOCUMENTS AND INFORMATION. The Consultant agrees that following the termination of the consulting engagement with the Company pursuant this Agreement, he will immediately deliver and surrender to the Company all materials of any nature relating to the Company in his possession.

         12. INJUNCTION WITHOUT BOND. In the event there is a breach by the Consultant of the provisions of Sections 10 or 11 hereof, the Company shall be entitled to a temporary and permanent injunction without bond to restrain the Consultant from engaging in the activities prohibited in Sections 10 or 11 above, and the Company will be entitled to reimbursement for all costs and expenses, including reasonable attorneys' fees, in connection therewith.

         13.     INDEMNIFICATION

         (a) The Consultant agrees to indemnify and hold harmless the Company, including without limitation, the Company's agents, members of its Board of Directors, officers and employees from any and all liability, losses, claims, damages, costs, causes of action, judgments or settlements arising therefrom, including reasonable attorneys' fee caused or asserted to be caused, directly or indirectly, by or as a result of any breach of the terms of this Agreement by the Consultant, gross negligence, or intentional acts or omissions of the Consultant in the performance of his duties hereunder.

         (b) The Company agrees to indemnify and hold harmless the Consultant from any and all liability, losses, claims, damages, costs, causes of action, judgments or settlements arising therefrom, including reasonable attorneys' fee caused or asserted to be caused, directly or indirectly, by or as a result of any breach of the terms of this Agreement by the Company, or caused by gross negligence or intentional acts or omissions by the officers, directors or employees of the Company.

         14.     GENERAL PROVISIONS.

         (a) No Assignment; Binding Nature of Agreement. The Consultant may not at any time assign this Agreement nor any right or interest hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the Consultant's legal representatives and the Company's successors and assigns.

         (b) The Term "Company". For purposes of this Agreement, the term "Company" shall, were appropriate, mean and include subsidiaries, parents and affiliated companies of the Company in existence from time to time.

         (c) Notices. All notices, requests, claims, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been given or made upon the earliest to occur of: (a) receipt, if made by personal service, (b) to (2) days after dispatch if made by reputable overnight courier service, (c) upon the delivering party's receipt of a written confirmation of a transmission made by cable, by telecopy, by facsimile, by telegram or by telex, or (d) seven (7) days after being mailed by registered mail (postage prepaid, return receipt requested) to the respective parties at the addresses on the face of this Agreement.

         (d) Entire Agreement; No Amendments. This Agreement together with any attached schedules, exhibits and other documents delivered pursuant hereto, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be changed, modified, extended, renewed or supplemented and no provision hereof may be waived, except by an instrument in writing signed by the party against whom enforcement of any change, modification, extension, renewal, supplement or waiver is sought.

         (e) Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The invalidity of any portion of this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted herein conditionally on their being valid in law. In the event that any portion or portions contained herein shall be invalid, this Agreement shall be construed so as to make such portion or portions valid or, if such construction is not legally possible, as is such invalid portion or portions shad not been inserted.

         (f) Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver or relinquishment of any such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         (g) Attorneys' Fees; Jurisdiction and Venue. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Dade County in the State of Florida or in the U.S. District Court for the Southern District of Florida. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Dade County, Florida. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to delaying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Dade County, Florida, and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in Dade County, Florida has been brought in an inconvenient forum.

         (h) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date written above.

                                        ADVANCED ELECTRONIC SUPPORT
                                        PRODUCTS, INC., A MARYLAND CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        ADVANCED ELECTRONIC SUPPORT
                                        PRODUCTS, INC., A FLORIDA CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                        ----------------------------------------
                                        LEONARD J. SOKOLOW

                                 EXHIBIT 7.4

                        Form of Non-Compete Agreement

                           NON-COMPETITION AGREEMENT

         THIS NON-COMPETITION AGREEMENT ("Agreement") is entered into as of the _____ day of ________________, 1996 between THE AMERICAS GROWTH FUND, INC., a Maryland corporation ("Corporation") and LEONARD J. SOKOLOW ("Sokolow").

                                   RECITALS:

         A. Corporation employed Sokolow as its Chairman of the Board, President and Portfolio Manager pursuant to the terms of that certain Employment Agreement between Corporation and Employee, dated August 30, 1994;

         B. Corporation has decided to enter into a reverse triangular merger with Advanced Electronic Support Products, Inc, and AESP and has terminated Sokolow's employment pursuant to the terms of that certain Severance Agreement of even date herewith;

         C. Sokolow has extensive experience regarding U.S., Europe, Latin America and Far East distribution, sale and sourcing of consumer appliances, consumer electronics and technology products and has extensive knowledge regarding the computer software and high-tech industries in the U.S., Europe, Latin America and the Far East; and

         D. Corporation wishes to ensure that Sokolow does not compete with Corporation or AESP for a certain period of time and believes it advisable for the Corporation to pay compensation to Sokolow to achieve that end.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by Corporation and Sokolow, Corporation and Sokolow agree as follows:

         1.      Recitals.  The above recitals are true and correct.

         2. Non-Competition. During the Restricted Period (as hereinafter defined), Sokolow shall not, directly, or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor, member or stockholder of any company or business organization, engage in any business activity in the Restricted Area (as hereinafter defined), which is directly or indirectly in competition with the products or services being provided, developed, manufactured, marketed, sold, or otherwise provided by Corporation or by any of its subsidiaries, including AESP (collectively, unless the context otherwise requires, the "Corporation"). Furthermore, during the Restricted Period, Sokolow shall not in any capacity, either separately or in association with others, directly or indirectly, do any of the following: (a) recruit, solicit, induce or otherwise influence any of Corporation's employees, consultants, agents, suppliers, customers, bankers, investment bankers or prospects that were such with respect to Corporation at any time prior to or during the Restricted Period to discontinue, reduce or modify such relationship with Corporation; or (b) employ or seek to employ any person or agent who is then employed or retained by Corporation (or who was so employed or retained at any time within the two (2) year period prior to the date Sokolow employs or seeks to employ such person). For purposes of this Agreement, Restricted Period shall mean the period of five (5) years from the date hereof. For purposes of this Agreement, "Restricted Area" means the entire world.

         3. Compensation. Contemporaneous with the signing of this Agreement, and in consideration of the restrictive covenants agreed to by Sokolow hereunder, Corporation shall pay to Sokolow the sum of $925,000, representing $185,000 per year for the 5 year Restricted Period. Corporation shall pay such funds to Sokolow by wire transfer of immediately available funds.

         4. Standstill Agreement. During the Restricted Period and except with regard to the exercise of options, Sokolow shall not: (a) directly or indirectly (as either part of a group or with respect to any entity in which he has a direct or indirect interest) acquire any Corporation securities; or (b) provide any information, encouragement or financial support to any person or entity for the purpose of causing such person or entity to acquire Corporation securities.

         5.      Enforcement.

                 (a) In the event of an actual or threatened breach by Sokolow of any of the covenants contained herein, Corporation shall be entitled to an injunction restraining Sokolow from the prohibited conduct. If a court of competent jurisdiction should hold that the duration and/or scope (geographic or otherwise) of the covenants contained herein are unreasonable, then, to the extent permitted by law, the court may prescribe a duration and/or scope (geographic or otherwise) that is reasonable, and the parties agree to accept such determination, subject to their rights of appeal. Nothing herein stated shall be construed as prohibiting Corporation or any third party from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Corporation. In any action or proceeding to enforce the provisions of this Agreement, the prevailing party shall be reimbursed by the other party for all costs incurred in such action or proceeding including, without limitation, all court costs and filing fees, and all reasonable attorneys' fees, incurred either at the trial level or at the appellate level.

                 (b) The existence of any claim or cause of action by Sokolow against Corporation, unless predicated upon a breach of this Agreement by Corporation, shall not constitute a defense to the enforcement by Corporation of the foregoing restrictive covenants.

         6. Governing Law and Litigation. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Any proceeding or action arising out of this Agreement shall be commenced in the Florida state courts located in Dade County or, if federal jurisdiction exists, in the federal courts located in the Southern District of Florida. Both Corporation and Sokolow consent to such jurisdiction, agree that venue will be proper in such courts and waive any objection based on "forum non conveniens." The choice of forum set forth in this Section 6 shall not preclude the bringing of an action in any other appropriate jurisdiction for purposes of enforcing any judgement rendered hereunder.

         7. Waiver. The waiver by Corporation of any breach of any provision of this Agreement by Sokolow shall not operate or be construed as a waiver of any subsequent breach by Sokolow.

         8. Binding Effect and Assignment. This Agreement shall be binding upon the parties, their heirs, personal representatives, successors and assigns.

         9. Severability. None of the provisions of this Agreement is dependent upon the validity of any other provision and the invalidity, illegality or unenforceability, in whole or in part, of any provision shall not affect any other provision herein contained.

         10. Amendment. This Agreement may not be changed orally but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         11. Headings. The headings contained herein are for reference purposes only and shall be without substantive meaning.

         12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE AMERICAS GROWTH FUND, INC.
a Maryland corporation



By:
   ------------------------------------------------         -------------------------------------------------------------
Name:                                                       Leonard J. Sokolow
     ----------------------------------------------
Title:
      ---------------------------------------------

                                 Exhibit 7.5


                         Form of Severance Agreement

                              SEVERANCE AGREEMENT

      THIS AGREEMENT is entered into on the day of ____________ 1996 between THE AMERICAS GROWTH FUND, INC., a Maryland corporation
("Corporation"), and LEONARD J. SOKOLOW ("Employee").

                                   RECITALS:

      A. Corporation agreed to employ Employee as its Chairman of the Board, President and Portfolio Manager for an initial period of three years, with automatic renewals, pursuant to the terms of that certain Employment Agreement between Corporation and Employee, dated August 30, 1994 (the "Employment Agreement");

      B. Corporation has decided to enter into a reverse triangular merger with Advanced Electronic Support Products, Inc, and as a result of such merger Employee's services as Chairman of the Board, President and Portfolio Manager, will no longer be needed and therefore Corporation and Employee have decided to terminate the Employment Agreement;

      C. Corporation is grateful for the exceptional services already rendered by Employee to Corporation and wishes to reward Employee for his efforts as well as to compensate Employee for the loss of compensation and benefits to which the Employee is entitled under the Employment Agreement.

      D. At the time of the proposed merger, approximately a three year employment period will remain pursuant to the terms of the Employment Agreement.

      NOW THEREFORE, for good and valuable consideration, the receipt of which is acknowledged by Corporation and Employee, Corporation and Employee agree as follows:

      1.    Recitals.  The above recitals are true and correct.

      2. Termination of Employment Agreement. The Employment Agreement is terminated as of the date hereof and neither party has, or will have, any right, liability or obligation arising from the Employment Agreement.

      3. Severance Compensation. Contemporaneous with the signing of this Agreement and to reward Employee for the exceptional efforts which Employee has made on behalf of Corporation and to compensate Employee for the loss of compensation and benefits resulting from the termination of the Employment Agreement, Corporation shall pay Employee the following severance compensation by wire transfer of immediately available funds:

            (a) $350,000 in cash, as compensation for Employee's loss of three year's salary under the Employment Agreement;

            (b) $620,000 in cash, as compensation for Employee's loss of three year's Performance Award, based on the Profit Sharing Plan of the Corporation, which Employee is entitled to receive under Section 7 of the Employment Agreement and which is otherwise available for distribution pursuant to such Profit Sharing Plan; and

            (c) the office and computer equipment listed on Exhibit "A" hereto.

      4. Resignation. Employee hereby resigns from his positions as Chairman of the Board, President and Portfolio Manager of the Corporation, effective as of the date hereof.

      5. Release by Employee. Employee hereby fully releases Corporation and all present and past officers, directors, employees and agents of Corporation (collectively, the "Released Parties") from any claim, liability, expense, money owed, judgement, action or cause of action that he has against the Released Parties from the beginning of time to the date of this Agreement. This release specifically excludes: (a) the rights and obligations of the parties under this Agreement, the Consulting Agreement, and the Non-Competition Agreement, each of even date herewith; and (b) any criminal act or fraudulent act or omission by Corporation or any of the Released Parties.

      6. Release by Corporation. Corporation hereby fully releases Employee from any claim, liability, expense, money owed, judgement, action or cause of action that it has against Employee from the beginning of time to the date of this Agreement. This release specifically excludes: (a) the rights and obligations of the parties under this Agreement, the Non-Competition Agreement and Trust Agreement, each of even date herewith; and (b) any criminal act or fraudulent act or omission by Employee.

      7. Indemnity by Corporation. To the maximum extent permitted under Maryland law, Corporation shall indemnify and defend Employee against any action brought against Employee as a result of Employee's performance of his duties for Corporation if such duties were performed by Employee: (a) in good faith; (b) in a manner Employee reasonably believed to be in the best interests of Corporation; and (c) as an officer, director or employee of Corporation. On the date hereof, Corporation's senior executives are unaware of any action taken by Employee in performing his duties for Corporation, that was not performed in good faith or in a manner not reasonably believed by Employee to be in the best interests of Corporation.

      8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

      9. Remedies and Waivers. If a party is in breach of any provision of this Agreement, the non-breaching party shall be entitled to pursue all remedies available to the non-breaching party for such breach, including, but not limited to, the recovery of damages and injunctive relief. The waiver by either party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party hereto.

      10. Binding Effect and Assignment. This Agreement shall be binding upon the parties, their heirs, personal representatives, successors and assigns.

      11. Severability. None of the provisions of this Agreement depend on the validity of any other provision and the invalidity, illegality or unenforceability, in whole or in part, of any provision shall not affect any other provision herein contained.

      12. Entire Understanding. This Agreement contains the entire understanding of the parties relating to the severance of Employee's employment by Corporation. It may not be changed orally but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      13. Headings. The headings contained herein are for reference purposes only and shall be without substantive meaning.

      14. Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original, and such counterparts, taken together, shall constitute one and the same instrument.

      15. Authority. Corporation warrants that it is a corporation in good standing organized under and by virtue of the laws of the State of Maryland. The representative of Corporation executing this Agreement has been duly authorized to sign this Agreement, and all necessary and proper action has been taken by the Corporation in order that the Corporation may enter into this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

THE AMERICAS GROWTH FUND, INC.
a Maryland corporation



By:
   ---------------------------------    ------------------------------------
Name:                                         Leonard J. Sokolow
     -------------------------------

Title:
      ------------------------------

                                  Exhibit 7.6

                         Form of Employment Agreements

                              EMPLOYMENT AGREEMENT


                                 BY AND BETWEEN


                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
                                (THE "COMPANY")

                                      AND


                               -----------------

                               (THE "EXECUTIVE")




                                     DATED:
                                 JULY ___, 1996

                              TABLE OF CONTENTS

                                                                                                                     PAGE
         1.      Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         2.      Employment Term, Duties and Acceptance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         3.      Compensation and Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (a)      Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (b)      Insurance and Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (c)      Automobile Allowance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (d)      Expense Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (e)      Vacation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (f)      Life Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

         4.      Term and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (a)      Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (b)      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (c)      Change in Control Without Board Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (d)      Change in Control With Board Approval.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (e)      Change in Control Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (f)      Change in Control Defined . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (g)      Exercise in Change in Control.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

         5.      Nondisclosure of Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (a)      Non-Disclosure and Non-Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (b)      Return of Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 (c)      Inventions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 (d)      Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 (e)      Proprietary Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 (f)      Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 (g)      Survival of Section . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         6.      Agreement Not-to-Compete . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         7.      Key-Man Life Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

         8.      General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (a)      No Assignment; Binding Nature of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (b)      The Term "Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (c)      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (d)      Entire Agreement; No Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (e)      Governing Law; Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                 (f)      Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (g)      Attorneys' Fees; Jurisdiction and Venue . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (h)      Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (i)      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and effective this ____ day of ___________, 1996, by and between ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC., a corporation organized under the laws of the State of Maryland, having its principal office at 1810 N.E. 144th Street, North Miami, Florida 33181 (the "Company"), and __________________, residing at _________________________, _____________, Florida _____ (the "Executive").

                              W I T N E S S E T H

         WHEREAS, the Company, through its wholly-owned subsidiary, Advanced Electronic Support Products, Inc., a Florida corporation ("AESP Florida"), is engaged in the distribution of products utilized in the operation of computers; and

         WHEREAS, the Company is desirous of employing the Employee, and the Employee is desirous of being employed by the Company, in accordance with the terms and conditions contained hereinafter.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

         1. Employment. The Company hereby agrees to employ the Employee, and the Employee agrees to be employed by the Company and by AESP Florida, in accordance with and pursuant to the terms and conditions set forth below.

         2.      Employment Term, Duties and Acceptance.

                 (a) The Company shall employ the Executive, for the Employment Period, as defined in Section 4 below, as an executive to perform such executive and managerial duties as are associated with his positions with the Company and AESP Florida as may, from time to time, be assigned to the Executive by the Company's Board of Directors. The Executive shall devote his full time and attention to his duties and to use his best efforts in and to the faithful performance of his duties hereunder, subject to the general direction and control of the Board of Directors of the Company.

                 (b) The Executive hereby agrees to contribute his best skills and services at all times to the Company and AESP Florida. The Executive agrees to diligently and competently perform the duties and responsibilities assigned to him by the Board of Directors of the Company. The Executive shall work full-time for the Company.

                 (c) The Executive hereby agrees to abide by all reasonable rules and regulations established by the Board of Directors of the Company and such restrictions, if any, applicable to the Executive which may, from time to time, be set forth in the Company's Articles of Incorporation and Bylaws.

         3.      Compensation and Benefits.

                 (a) Compensation. As compensation for all duties to be rendered by the Executive hereunder, the Company agrees to pay to the Executive during the Employment Period and hereby grants to the Executive the following:

                          (i) A salary (the "Annual Salary") at the rate of One Hundred Twenty Five Thousand Dollars ($125,000.00) per annum. The Annual Salary shall increase on each anniversary date of the commencement of the Employment Period, by an amount equal to ten percent (10%) of the prior year's Annual Salary plus the increase in the Consumer Price Index, but in no event greater than an amount which exceeds twenty percent (20%) of the prior year's Annual Salary. Consumer Price Index as used herein shall mean the Consumer Price Index shown on the U.S. City Average for all urban consumers, unadjusted, all items, as promulgated by the Bureau of Labor Statistics of the U.S. Department of Labor, using the year 1967 as the base of 100. In the event that the Consumer Price Index referred to herein ceases to incorporate a significant number of the items as currently set forth therein, or if a substantial change is made in the method of establishing said Consumer Price Index, then the Consumer Price Index shall be adjusted to the figure that would have resulted had no change occurred in the manner of computing the Consumer Price Index. In the event that the Consumer Price Index is not available, then the Board of Directors may select, in its discretion, another index which measures the cost of living increases in a manner similar to the Consumer Price Index or may, in its sole discretion, otherwise determine the annual increase in the Executive's Annual Salary, but in no event greater than an amount which exceeds twenty percent (20%) of the Executive's prior year's Annual Salary.

                          (ii) An annual bonus (the "Annual Bonus") at least equal to five percent (5%) of the pre- tax net income of the Company in each fiscal year. The Annual Bonus shall not exceed an amount which is equal to three hundred percent (300%) of the prior year's Annual Salary for any one year. The Annual Bonus shall be paid to Executive upon completion of each annual audit of the Company, and shall be calculated without taking the Annual Bonus of the Executive into account. If any annual audit shall be less than for a full year, then the aforesaid figures shall be determined and paid on a pro-rata basis.

                 (b) Insurance and Reimbursement. The Executive shall be eligible, subject to the terms and conditions of each plan or program, to participate, at the expense of the Company, in such group medical, health, accident, disability and life insurance and medical reimbursement programs as are made generally available from time to time by the Company to other senior executives and such other fringe benefit programs, including, but not limited to, retirement plans and deferred compensation, which may be adopted by the Company from time to time.

                 (c) Automobile Allowance. The Company shall provide the Executive with an automobile allowance of $500 per month.

                 (d) Expense Reimbursement. The Company shall reimburse the Executive for his reasonable out-of pocket expenses and costs incurred in connection with the performance of his services hereunder, upon presentation of proper vouchers and documentary support therefor in accordance with the Company's usual and customary practices and procedures.

                 (e) Vacation. During the term of this Agreement, the Executive shall be entitled to four weeks of paid vacation time per year. The time or times at which the Executive will be permitted to take such vacation time shall be determined by the mutual agreement of the Company and the Executive. Vacation time not taken by fiscal year end may be accumulated and used not more than one year from the end of such fiscal year.

                 (f) Life Insurance. The Company shall provide the Executive, at the Company's expense, with One Million and no/100 Dollars ($1,000,000) of term life insurance (the "Policy") on the life of the Executive naming such beneficiaries thereunder as the Executive shall designate. If the Policy permits, the Executive, upon his leaving the employment of the Company, shall have the right to purchase or otherwise acquire said term life insurance Policy pursuant to the terms and conditions stated in the Policy.

         4.      Term and Termination.

                 (a) Term. Unless sooner terminated pursuant to the provisions of this Section 4, the initial term of this Agreement shall be a period of five (5) years commencing the date hereof (the "Employment Period"). Thereafter, unless sooner terminated pursuant to the provisions of this Section 4, this Agreement shall continue for successive one year terms, unless either party cancels the Agreement by written notice to the other party of their intent to cancel. In order to be effective, notices of intent to cancel must be delivered to the other party not later than 90 days prior to any anniversary date of this Agreement. For example, assuming employment hereunder commenced on July 1, 1996, if the Company were to seek to cancel such employment effective December 31, 2001, it would have to notify Executive of its decision by not later than October 1, 2001.

                 (b) Termination. Notwithstanding anything contained herein to the contrary, the Company shall have the right to terminate this Agreement and the Executive's employment hereunder at any time for Cause (as defined hereafter). For purposes of this Agreement, "Cause" means the following:

                          (i) a material breach or violation by the Executive of any provision of this Agreement or the failure of the Executive to materially perform his duties or responsibilities hereunder (unless said material default is caused by a physical or mental infirmity or disability which renders Executive incapable of performing the customary duties for which Executive was employed) after the Executive has been given at least thirty (30) days prior written notice together with an opportunity to cure said breach, violation or failure during such thirty (30) day period; or

                          (ii) actions by the Executive constituting fraud and/or embezzlement; or

                          (iii)   in the event that Executive becomes
         incapable, for more than a four (4) month period, of performing the customary duties for which Executive was employed due to a physical or mental infirmity or disability, or as a result of Executive's death.

         The right of the Company to so terminate this Agreement and Executive's employment hereunder pursuant to this Section 4(b) shall be exercisable by the Company upon the giving of written notice to the Executive specifying the grounds for such termination. Such termination shall be effective upon the giving of such written notice by the Company subject to the cure period provided in this Section 4. Except as set forth in the next sentence, if the Executive is terminated for Cause, the Executive shall be only be compensated through the date of his termination and the provisions set forth in Sections 5 and 6 hereof shall remain in full forge and effect. If the Executive's termination is the result of the happening of an event under subsection (iii) above, then notwithstanding the termination of this Agreement for Cause, the Company shall pay to the Executive, or to the estate of the Executive, an amount equal to the Executive's Annual Salary for the twenty-four
(24) month period subsequent to Executive's termination of Employment. The provisions of this subsection shall survive the termination of this Agreement.

                 (c) Change in Control Without Board Approval. In the event of a Change in Control (as defined hereafter) of the Company, and such Change in Control has not been approved prior to such Change of Control by the Company's Board of Directors, the Executive may, at any time within the three
(3) month period following the date of such Change in Control, terminate this Agreement and his employment hereunder if, in his sole discretion, he reasonably determines that such Change in Control would be a material detriment to his ability to effectively render services to the Company hereunder. In the event that the Executive terminates this Agreement and his employment hereunder pursuant to and in accordance with this Section 4(c), the Executive shall receive the sum of One Million and no/100 Dollars ($1,000,000), payable within 60 days following the date of such termination, without having to fulfill his obligations or perform his duties hereunder, and, in such event, the Executive shall also be released from any and all restrictive covenants contained herein during the Employment Period. Further, when the Executive terminates his employment with the Company pursuant to and in accordance with Section 4(c) any unvested stock options granted to the Executive by the Company pursuant to this Agreement or pursuant to any other agreements shall automatically become vested.

                 (d) Change in Control With Board Approval. In the event of a Change in Control of the Company, and such Change in Control has been approved prior to such Change in Control by the Company's present Board of Directors, the Executive may, at any time within the three (3) month period following the date of such Change in Control, terminate this Agreement and his employment hereunder if, in his sole discretion, he reasonably determines hat such change in Control would be a material detriment to his ability to effectively render services to the Company hereunder. In the event that the Executive terminates this Agreement and his employment hereunder pursuant to and in accordance with this Section 4(d), the Executive shall receive a sum equal to the Executive's Annual Salary for the preceding year, payable within 60 days following the date of such termination. If the Executive terminates this Agreement pursuant to this Section 4(d), any unvested stock options granted to the Executive by the Company pursuant to any other agreements shall automatically vest on a pro rata basis proportional to the ratio of (i) the time period in which the Executive was employed by the Company pursuant to this Agreement and (ii) the Employment Period. For example, if the Executive was employed by the Company for three (3) years, the ratio of the time period in which the Executive was employed by the Company pursuant to this Agreement to the Employment Period would be sixty percent (60%). In this example, if the Executive were to terminate his employment with the Company pursuant to this Section 4(d), sixty percent (60%) of the Executive's stock options would automatically become vested, to the extent not already vested.

                 (e) Change in Control Benefits. In addition, upon a Change in Control, the Company shall remain obligated to keep all benefits available and paid to the Executive as if he will still an employee (i) for a period of two years from the date that the Executive terminates his employment with the Company pursuant to Section 4(c) of this Agreement or (ii) for a period of one year from the date that the Executive terminates his employment with the Company pursuant to Section 4(d) of this Agreement. In the event that the Executive's participation in such benefit programs is barred by any such plans or programs, the Company shall arrange to provide Executive with substantially similar benefits. Further, Executive shall not be required to mitigate the amount of any payment provided by this Section 4 by seeking other employment or otherwise nor shall the amount of any payment provided pursuant to this Section 4 be reduced by any compensation earned or received by Employee from any source, including without limitation compensation received as a result of other employment.

                 (f) Change in Control Defined. For purposes of Sections 4(c), 4(d) and 4(e), "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14(a) of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"); provided that, without limitation, a Change in Control shall be deemed to have occurred if:
(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act and excluding from such definition Slav Stein and Roman Briskin), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) individuals who, on the effective date of this Agreement, constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors as of the effective date of this Agreement.

                 (g) Exercise in Change in Control. The right of the Executive to terminate this Agreement and the Executive's employment hereunder pursuant to Section 4(c) or Section 4(d) shall be exercisable by the Executive upon delivery of written notice to the Company specifying the grounds for such termination.

         5.      Nondisclosure of Confidential Information.

                 The Executive hereby acknowledges and agrees that the duties and services to be performed by the Executive hereunder are special and unique and that, by reason of and/or as a result of his employment hereunder, the Executive will acquire, make sue of and/or add to confidential information of a special and unique nature and value relating to certain records, secrets, documentation, ledgers and general information, accounts receivable and payable ledgers, customer lists, prospective customer lists, financial and other records of and/or with respect to the Company, its subsidiaries and affiliates, customers and other similar matters (all such information, together with that certain information described herein, being hereinafter referred to as "Confidential Information"). The Executive further acknowledges and agrees that the Confidential Information is of great value to the Company and/or its subsidiaries and affiliates and that it is reasonably necessary to protect the Confidential Information and the goodwill of the Company and/or its subsidiaries and affiliates. Accordingly, the Executive hereby agrees that:

                 (a) Non-Disclosure and Non-Solicitation. The Executive will not, at any time, directly or indirectly, except in connection with the Executive's employment hereunder or as otherwise authorized by the Board of Directors of the Company for the benefit of the Company:

                          (i) divulge to any person, firm or corporation other than the Company hereinafter referred to as "Third Parties"), or use or cause or authorize any Third Parties to use, the Confidential Information or any other information relating to the business or interests of the Company which the Executive knows or should know is regarded as confidential and valuable by the Company and/or its subsidiaries and affiliates (whether or not any of the foregoing information is actually novel or unique or is actually known to others), except as required by law; or

                          (ii)    solicit or cause or authorize to be
         solicited, directly or indirectly, for or on behalf of himself or any Third Parties, any business competitive to the business of the Company and/or its subsidiaries and affiliates from Third Parties who are, at any time within one (1) year prior to the expiration of the term of this Agreement, customers of the Company and/or its subsidiaries and affiliates; or

                          (iii) accept, cause or authorize to be accepted, directly or indirectly, for or on behalf of himself or the Third Parties, any business competitive to the business of the Company or its subsidiaries and affiliates from any such customers of the Company and/or its subsidiaries and affiliates; or

                          (iv) solicit, cause or authorize to be solicited, directly or indirectly, for employment for or on behalf of himself or any Third Parties, any persons who are, at any time within one (1) year prior to the expiration of the terms of this Agreement, employees of the Company or its subsidiaries and affiliates in an executive capacity.

                 (b) Return of Records. Upon the termination of his employment with the Company for any reason whatsoever, the Executive shall forthwith deliver or cause to be delivered to the Company any and all Confidential Information, including drawings, notebooks, keys, data and other documents and materials belonging to the Company and/or its subsidiaries and affiliates which is in his possession or under his control relating to the Company and/or its subsidiaries and affiliates, or the business of the Company and/or its subsidiaries and affiliates, and will deliver to the Company upon such termination of employment any other property of the Company and/or its subsidiaries and affiliates which is in his possession or under his control.

                 (c) Inventions. The Executive will disclose promptly in writing to the Company all Inventions (as defined hereafter), whether or not he considers them to be patentable or having the ability to be trademarked or copyrighted, which he alone or with others conceives or makes, whether or not during regular working hours, and the Executive hereby assigns and agrees to assign to the Company or its subsidiaries and affiliates all right, title and interest in and to all Inventions which relate to the business of the Company or its subsidiaries and affiliates and agrees not to disclose any Inventions to others without the prior written consent of the Board of Directors of the Company, except as required by the conditions of his employment hereunder. For purposes of this Agreement, "Invention" means any and all machines, apparatus, compositions of matter, methods, know-how, processes, designs, configurations, uses, ideas, concepts or writings of any kind, concerning or relating in any way to the business of the Company and/or its subsidiaries and affiliates, discovered, conceived, developed, made or produced, or any improvements thereto, and shall not be limited to the definition of an "invention" contained in United States patent laws. The Executive understands and agrees that all Inventions, trademarks, copyrights or service marks relating thereto which reasonably relate to the business of the Company and/or its subsidiaries and affiliates and which are conceived or made by him during the term of this Agreement, either alone or with others, are the sole and exclusive property of the Company whether or not they are conceived or made during or outside regular working hours.

                 (d) Further Assurances. The Executive will, at any time during his employment hereunder or after the termination of this Agreement for any reason, at the request of the Company and without further consideration, execute (i) specific agreements in favor of the Company and/or its subsidiaries and affiliates, or their nominees, of any and all Inventions, (ii) all papers and perform all acts which the Company and/or its subsidiaries and affiliates considers necessary or advisable for the preparation, application, procurement, maintenance, enforcement and defense of any United States or foreign patent applications and patents for any and all Inventions, for the perfection or enforcement of any trademarks or copyrights relating to Inventions and for the transfer of any interest which the Executive may have, (iii) any and all papers and documents required or necessary to vest sole right, title and interest in the Company and/or its subsidiaries and affiliates, or their nominees, of any and all Inventions, patents, patent applications or any trademarks, service marks or copyrights relating thereto, and (iv) all documents including those documents referred to above, and do all other acts necessary to assist in the preservation of all of the interests of the Company and/or its subsidiaries and affiliates in any and all Inventions arising under this Agreement.

                 (e) Proprietary Information. The Executive understands and agrees that all Proprietary Information (as defined hereafter) conceived by him either alone or with others or provided to him by the Company and/or its subsidiaries and affiliates or others is the sole and exclusive property of the Company and/or its subsidiaries and affiliates. For purposes of this Agreement, "Proprietary Information" means any information relating to the business of the Company and/or its subsidiaries and affiliates that has not previously been publicly released by duly authorized representative of the Company and/or its subsidiaries and affiliates and shall include, without limitation, information included in all drawings, designs, plans, proposals, marketing and sales programs, financial information, costs, pricing information, customer information and all methods, concepts or ideas in or reasonably related to the business of the Company and/or its subsidiaries and affiliates.

                 (f) Specific Performance. The Executive hereby acknowledges and agrees that the services to be rendered by him to the Company hereunder are of a special and unique nature and that it would be very difficult or impossible to measure the damages resulting from a breach of this Agreement. The Executive hereby further acknowledges and agrees that the restrictions herein are reasonable and necessary for the protection of the business and the goodwill of the Company and its subsidiaries and affiliates and that a violation by the Executive of any such covenant will cause irreparable damage to the Company and/or its subsidiaries and affiliates. The Executive therefore agrees that any breach or threatened breach by him of any provisions of this Section 5 shall entitle the Company and/or its subsidiaries and affiliates, in addition to any other legal remedy available to them, to apply to any court of competent jurisdiction for a temporary and permanent injunction of any other applicable decree of specific performance, without any bond or security being required thereof, in order to enjoin such breach or threatened breach. The parties understand and intend that each provision and restriction agreed to in this Section 5 shall be construed as separate and divisible from every other provision and restriction and that the unenforceability of any one provision or restriction shall not limit the enforceability, in whole or in part, of any other provision or restriction and that one or more of all of such provisions or restrictions may be enforced, in whole or in part, as the circumstances warranty.

                 (g) Survival of Section. The provisions of this Section 5 shall survive the termination of this Agreement.

         6. Agreement Not-to-Compete. The Executive hereby agrees, to the extent permitted by law, that during the twelve (12) month period subsequent to the date of termination of his employment with the Company hereunder, for Cause or any reason other than if the Executive terminates his employment with the Company pursuant to Section 4(c) of this Agreement, the

Executive shall not, directly or indirectly, engage in any activity competitive with the Company's business whether alone, as a partner, or as an officer, director, employee, agent, consultant or shareholder of any other entity, or as a trustee, fiduciary or other representative of any other person or entity. In the event of a breach or threatened breach by Executive of the covenants contained in this Section 6, Executive acknowledges that the Company will not have an adequate remedy at law and that the Company shall be entitled to such equitable and injunctive relief as may be available to restrain Executive from the violation of the provisions hereof. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for breach or threatened breach, including the recovery of damages from Executive. Executive acknowledges and agrees that the covenants contained in this Section are of the essence in this Agreement, that each of the covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the business of the Company, and that irreparable loss and damage will be suffered by the Company should Executive breach any of such covenants. The provisions of this Section shall survive the termination of this Agreement.

         7.      Key-Man Life Insurance.

                 The Company may, at any time and from time to time, make application for one or more policies of life insurance on the life of the Executive, which policies shall name the Company as the beneficiary thereof. The Executive hereby acknowledges and agrees that he shall have no interest whatsoever in any such policies and that any amounts paid thereon will inure solely to the benefit of the Company and not to estate of the Executive. The Executive hereby agrees to cooperate with the Company in obtaining any such insurance, including submitting to physical examinations at a reasonable time or times, if required, and completing applications furnished by insurers for such purposes.

         8.      General Provisions.

                 (a) No Assignment; Binding Nature of Agreement. The Executive may not at any time assign this Agreement nor any right or interest hereunder. Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Executive's legal representative and the Company's successors and assigns.

                 (b) The Term "Company". For purposes of this Agreement, the term "Company" shall mean and include subsidiaries, parents and affiliated companies of the Company in existence from time to time.

                 (c) Notices. All notices, requests, claims, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been given or made upon the earliest to occur of: (a) receipt, if made by personal service, (b) to (2) days after dispatch if made by reputable overnight courier service, (c) upon the delivering party's receipt of a written confirmation of a transmission made by cable, by telecopy, by facsimile, by telegram or by telex, or (d) seven (7) days after being mailed by registered mail (postage prepaid, return receipt requested) to the respective parties at the addresses on the face of this Agreement.

                 (d) Entire Agreement; No Amendments. This Agreement together with any attached schedules, exhibits and other documents delivered pursuant hereto, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be changed, modified, extended, renewed or supplemented and no provision hereof may be waived, except by an instrument in writing signed by the party against whom enforcement of any change, modification, extension, renewal, supplement or waiver is sought.

                 (e) Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

                 (f) Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver or relinquishment of any such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                 (g) Attorneys' Fees; Jurisdiction and Venue. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Dade County in the State of Florida or in the U.S. District Court for the Southern District of Florida. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Dade County, Florida. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to delaying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Dade County, Florida, and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in Dade County, Florida has been brought in an inconvenient forum.

                 (h) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Employment Agreement as of the day and year first above written.

                                                ADVANCED ELECTRONIC SUPPORT
                                                PRODUCTS, INC.



                                                By:
                                                   ----------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------



                                                EXECUTIVE:



                                                -------------------------------

                                  Exhibit 7.8

                            Form of Convertible Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE OR SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, IS AVAILABLE.


U.S. $__________                                                __________, 1996


                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.

                      7-YEAR CONVERTIBLE SUBORDINATED NOTE

                            DUE ______________, 199_


         ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of Maryland (the "Company"), for value received, hereby promises to pay to ____________________ (the initial "Holder") at __________, Florida _____, or at such other place or places as the Holder hereof may designate in writing, from time to time, the principal sum of
______________________________________________________________________________
($____________), or such lesser amounts as from time to time may be due and owing hereunder including any accrued interest, on the _____ day of __________, 199_ (the "Maturity Date"), upon presentation and surrender of this Convertible Subordinated Note (this "Note") at the office of the Company at 1810 N.E. 144th Street, North Miami, Florida 33181, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, from the date hereof at the rate of one percent (1%) over the floating prime rate charged by Citibank, N.A. (New York, New York) as adjusted from time to time, with such interest payable monthly, in like coin or currency, on the first day of each month, commencing __________, 1996, until payment of all principal hereunder, and any outstanding accrued interest, on the Maturity Date.

         1. Conversion. This Note shall be convertible, in whole or in part, at the Holder's option, at any time prior to maturity, regardless of the amount of principal outstanding (the "Conversion Right"), into the number of fully paid and nonassessable shares of the common stock of the Company ("Common Stock") which shall equal the product of the Exercise Price (as hereinafter defined) multiplied by the aggregate amount of principal and interest then outstanding (the "Shares"), upon surrender of this Note, together with all rights appertaining hereto, at the office of the Company.
The "Exercise Price" shall be $3.60 per Share of Common Stock. The Company shall have ten (10) days to (a) issue the Shares after receipt by the Company of written notice of the Holder's election to exercise the Conversion Right, and (b) in the case of a partial exercise, reissue a new note in the same form and containing the same terms as this Note, with the new outstanding principal.

         The Exercise Price will be adjusted for: dividends or distributions on the Company's Common Stock payable in Common Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of the Common Stock of certain rights to purchase Common Stock at less than the current market price at the time; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding cash dividends or distributions from current retained earnings). However, no adjustment need be made if the Holder may participate in the transaction. If the Company is a party to a consolidation or merger or a transfer of all or substantially all of its assets, the right to convert the
Note into Common Stock will be changed into a right to convert it into securities, cash or other assets of the Company or another entity, on the same basis as the other common stockholders of the Company.

         Upon exercise of the Conversion Right, all accrued and unpaid interest hereon shall be due and payable by the Company. No other adjustments in respect of interest or dividends will be made upon any conversion. No fractional shares or scrip representing fractional shares will be issued upon any conversion, but an adjustment in cash will be made by the Company subsequent to the conversion.

         2. Subordination. This Note is subordinated to Senior Debt (as defined below). "Senior Debt" is the principal of and premium, if any, and interest on, all payments due pursuant to the terms of instruments creating or evidencing Indebtedness (as defined below) of the Company outstanding as of the date hereof and all renewals, extensions and refundings thereof, which are payable to financial institutions. The term "Indebtedness," as applied to any entity, means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such entity or only to a portion thereof), as evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property or interest thereof, of and to the extent such indebtedness would appear as a liability upon a balance sheet of such entity prepared on a consolidated basis in accordance with generally accepted accounting principles. The Company agrees, and each Holder agrees by accepting this Note, to the subordination hereunder.

         3. Events of Default. This Note shall be considered in default, if any of the following events ("Event(s) of Default") shall have occurred (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 a. a default in the payment of any interest upon this Note when it becomes due and payable, and continuance of such default for a period of 10 days after receipt of written notice from the Holder to the Company;

                 b. a default in the payment of the principal amount of this Note on the Maturity Date and continuance of such default for a period of 10 days after receipt of written notice from the Holder to the Company; or

                 c. the Company shall suspend the operations of any of its businesses, shall become insolvent, be unable to meet its debts as they mature, or make an admission in writing to such effect, call a meeting of its creditors, commit any act of bankruptcy or file for or suffer to be filed against it any petition under any provision of any bankruptcy, insolvency, reorganization, rearrangement, readjustment of debt or similar law or statute.

         4. Exercise of Rights in Event of Default. In the Event of Default, the Holder may, at any time after such occurrence and by written notice to the Company, declare the entire unpaid principal amount hereunder, together with any unpaid accrued interest thereon, to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. Notwithstanding the foregoing with respect to written notice, this Note shall be considered in default upon the occurrence of any of the Events of Default and shall remain in default until the entire unpaid principal together with any unpaid interest thereon has been paid to the Holder. While in default, this Note shall bear interest at the maximum rate permitted by law. In addition to the foregoing, upon the occurrence of an Event of Default and at any time thereafter, the Holder shall have the right in its sole discretion to determine which rights, liens, guarantees, security interests or remedies it shall retain, pursue, release, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the other of them or any of its rights hereunder. Notwithstanding any other rights which the Holder may have under applicable law and hereunder, the Company agrees that, should at any time an Event of Default specified in Section 3 hereof occur or be continuing, the Holder shall have the right to apply (including, without limitation, by way of setoff) any monies, deposits, accounts, balances or other property of the Company held by, or thereafter coming into the possession of, the Holder to a reduction of amounts owed hereunder, including without limitation the principal amount and interest due on this Note.

         5. Principal Obligation. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate, and in the currency herein prescribed, until effective exercise by Holder of the Conversion Right for the entire principal and interest due.

         6. Prepayment. This Note may be prepaid, in whole or in part, at any time without penalty provided that any partial payment shall be first applied against any accrued interest due hereunder.

         7.      Registration Rights.

                 a. One-Time Demand Registration Rights. Within 60 days following written demand of the Holder, the Company shall prepare and file with the Securities and Exchange Commission (the "Commission"), and use its best efforts to cause to become effective no later than 60 days after the date of filing, a registration statement on Form S-3 (if such form is then available for use by the Company, or such other available registration statement) ("Registration Statement") and such other documents, as may be necessary in the opinion of counsel for both the Company and the Holder, so as to permit a public offering and sale of the Shares, under the Securities Act of 1933, as amended (the "Securities Act"). All expenses incurred in connection with the registration of the Shares, including without limitation, all blue sky registration and filing fees, legal fees, printing expenses, fees of experts used in connection with such registration and expenses incidental to any post-effective amendment to the Registration Statement, shall be borne and paid by the Company. The Company shall keep such Registration effective for a period of not less than 2 years after becoming effective.

                 b. Piggy Back Registration Rights. If, at any time, the Company shall propose the registration under the Securities Act of an offering of any of its capital stock to be sold for its own account and/or for the account of other persons, the Company, on each such occasion, shall as promptly as practicable, but in no event later than thirty (30) days prior to the proposed filing date of the Registration Statement, give written notice to the Holder of its intention to effect such registration (which notice shall state an estimated selling price for Common Stock in such offering) and the Holder shall be entitled, on each such occasion, to request to have all or a portion of the Shares included in such Registration Statement. Upon the written request of the Holder that the Company include the Shares, in such Registration Statement (which request shall state the number of Shares for which registration is sought and the intended method of disposition thereof), the Company shall cause such Shares to be so included in the offering covered by such Registration Statement.

         8. Exchange Privilege and Transferability. Subject to the provisions of the last paragraph of this Section, the Holder at its option may surrender the Note for exchange at the principal office of the Company and, without expense (except for any stamp tax or other governmental charge with respect to any transfer involved therein), receive in exchange therefor notes, in denominations designated by the Holder and payable to such person or persons or order as may be designated by such Holder and for the same aggregate principal amount as the then unpaid principal balance of this Note. Every instrument made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms, on a pro rata basis, as this Note, except that the Conversion Right shall only exist with respect to an instrument in favor of the Holder. The Conversion Right shall exist on a pro rata basis in the remaining Note(s) in favor of the Holder.

         The Holder, by acceptance hereof, agrees that the rights represented by this Note are not transferable, in whole or in part, whether by sale, transfer, gift, or other hypothecation unless and until (1) a registration statement relating to such sale, transfer, gift or hypothecation shall have become effective under the Securities Act or (2) a legal opinion satisfactory to the Company is furnished with respect to such sale, transfer, gift or other hypothecation to the effect that such registration under the Securities Act is not required with respect thereto or (3) the Company shall have been furnished with a copy of a "no-action letter" of the Commission with respect to such sale, transfer, gift or other hypothecation.

         9. Intent Not to Commit Usury. Nothing herein contained, nor any transaction related hereto, shall be construed or so operate as to require the Company to pay interest at a greater rate than is now lawful in such case to contract for, or to make any payment, or to do any act contrary to law. Should any interest or other charges paid by the Company, or parties liable for the payment of this Note, in connection with the loan evidenced by this Note, or any document delivered in connection with said loan, result in the computation or earning of interest in excess of the maximum legal rate of interest which is legally permitted by law, then any and all such excess of the maximum legal rate of interest which is legally permitted by law, then any and all such excess shall be and the same is hereby waived by the Holder hereof, and any and all such excess shall be automatically credited against and in reduction of the balance due under this Note, and the portion of said excess which exceeds the balance due under this Note shall be paid by the Holder to the Company and parties liable for the payment of this Note.

         10. Notices. All notices, requests, claims, demands, and other communications under this Note shall be in writing and shall be deemed to have been given or made upon the earliest to occur of: (a) receipt, if made by personal service, (b) to (2) days after dispatch if made by reputable overnight courier service, (c) upon the delivering party's receipt of a written confirmation of a transmission made by cable, by telecopy, by facsimile, by telegram or by telex, or (d) seven (7) days after being mailed by registered mail (postage prepaid, return receipt requested) to the respective parties at the addresses on the face of this Note.

         11.     Miscellaneous.

                 a. Binding Nature of Note. Except as otherwise herein provided, this Note shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

                 b. Entire Agreement; No Amendments. This Note together with any attached, schedules, exhibits and other documents delivered pursuant hereto, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Note may not be changed, modified, extended, renewed or supplemented and no provision hereof may be waived, except by an instrument in writing signed by the party against whom enforcement of any change, modification, extension, renewal, supplement or waiver is sought.

                 c. Governing Law; Severability. This Note shall be governed by and construed in accordance with the laws of the State of Florida. The invalidity of any portion of this Note shall not affect the enforceability of the remaining portions of this Note or any part thereof, all of which are inserted herein conditionally on their being valid in law. In the event that any portion or portions contained herein shall be invalid, this Note shall be construed so as to make such portion or portions valid or, if such construction is not legally possible, as if such invalid portion or portions had not been inserted.

                 d. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver or relinquishment of any such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                 e. Attorneys' Fees; Jurisdiction and Venue. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Note, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Note shall be brought in the courts of Dade County in the State of Florida or in the U.S. District Court for the Southern District of Florida. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Dade County, Florida. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to delaying of venue of any suit, action or proceeding arising out of or relating to this Note or any judgment entered by any court in respect thereof brought in Dade County, Florida, and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in Dade County, Florida has been brought in an inconvenient forum.

                 f. Headings. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name and attested to by the signature of its Secretary this _____ day of ______________, 1996.



                                             ADVANCED ELECTRONIC SUPPORT
                                             PRODUCTS, INC.


                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                  Exhibit 7.9

                                  Form of Note

                              TERM PROMISSORY NOTE


                                                                   July __, 1996
U.S. $100,000.00
Miami, Florida


         FOR VALUE RECEIVED, ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC., a Florida corporation ("Maker"), hereby promises to pay to the order of THE AMERICAS GROWTH FUND, INC., a Maryland corporation ("Payee"), at its principal place of business at 701 Brickell Avenue, Suite 2000, Miami, Florida 33131 or at such other place or places as the Payee or the holder hereof may designate in writing, from time to time, or order, the principal sum of ONE HUNDRED THOUSAND AND NO DOLLARS (U.S. $100,000.00), plus accrued interest, as set forth below:

         1. TERM AND PAYMENTS. Principal, and any accrued interest, shall be payable in full one (1) year from the date hereof. All payments hereunder will be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         2. INTEREST RATE. This Note shall bear interest at a rate equal to one percent (1%) over the floating prime rate charged by Citibank, N.A. (New York, New York) as adjusted from time to time .

         3. DEFAULT. This Promissory Note (this "Note") shall be considered in default when any payment required to be made hereunder shall not be paid on the date it becomes due, and shall remain in default until such payment shall have been made. The Maker agrees to pay Payee's (or its assigns') reasonable expenses to obtain or enforce payment or performance of any of the Maker's obligations under this Note, which expenses shall include reasonable attorneys' fees.

         4. INTENT NOT TO COMMIT USURY. Nothing herein contained, nor any transaction related hereto, shall be construed or so operate as to require Maker to pay interest at a greater rate than is now lawful in such case to contract for, or to make any payment, or to do any act contrary to law. Should any interest or other charges paid by Maker, or parties liable for the payment of this Note, in connection with the loan evidenced by this Note, or any document delivered in connection with said loan, result in the computation or earning of interest in excess of the maximum legal rate of interest which is legally permitted by law, then any and all such excess shall be and the same is hereby waived by Payee and holder hereof, and any and all such excess shall be automatically credited against and in reduction of the balance due under this Note, and the portion of said excess which exceeds the balance due under this Note shall be paid by Payee or its assigns to Maker and parties liable for the payment of this Note.

         5. WAIVERS OF DEMAND, ETC. The Maker hereby waives presentment, demand, demand for payment, notice of non-payment, notice of dishonor, protest and notice of protest and, except as set forth herein, all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         6. CONSENT TO CHANGES. All parties liable for the payment hereof consent and agree that the granting to Maker or to any other party of any extension of time for the payment of any sums due hereunder, or for the performance of any covenant or stipulation herein or in any document securing the loan hereunder, or the release of Maker or any other party, or the agreement of Payee not to sue Maker or any other party, or the suspension of the right to enforce this Note against Maker or, any other party, or the discharge of Maker or any other party, or the taking or releasing of other or additional security, shall not in any way release or affect the liability of Maker; all rights against such parties being expressly reserved.

         7. PREPAYMENT. This Note may be prepaid, in whole or in part, at any time without penalty provided that any partial payment shall be first applied against any accrued interest due hereunder.

         8.      MISCELLANEOUS.

                 (a) Binding Nature of Note. Except as otherwise herein provided, this Note shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

                 (b) Entire Agreement; No Amendments. This Note together with any attached, schedules, exhibits and other documents delivered pursuant hereto, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Note may not be changed, modified, extended, renewed or supplemented and no provision hereof may be waived, except by an instrument in writing signed by the party against whom enforcement of any change, modification, extension, renewal, supplement or waiver is sought.

                 (c) Notices. All notices, requests, claims, demands, and other communications under this Note shall be in writing and shall be deemed to have been given or made upon the earliest to occur of: (a) receipt, if made by personal service, (b) to (2) days after dispatch if made by reputable overnight courier service, (c) upon the delivering party's receipt of a written confirmation of a transmission made by cable, by telecopy, by facsimile, by telegram or by telex, or (d) seven (7) days after being mailed by registered mail (postage prepaid, return receipt requested) to the respective parties at the addresses on the face of this Note.

                 (d) Governing Law; Severability. This Note shall be governed by and construed in accordance with the laws of the State of Florida. The invalidity of any portion of this Note shall





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